Exhibit 2.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re:	)	Chapter 11
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DYNEGY INC.	)	Case No. 12-36728 (CGM)
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Debtor.(1))		Re: Docket No. 28
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In re:	)	Chapter 11
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DYNEGY HOLDINGS, LLC, et al.,	)	Case No. 11-38111 (CGM)
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Debtors.(2))		Jointly Administered
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	)	RE: Docket No. 861

ORDER CONFIRMING THE JOINT CHAPTER 11 PLAN OF

REORGANIZATION FOR DYNEGY HOLDINGS, LLC AND DYNEGY INC.

On November 7, 2011 (the “DH Petition Date”), Dynegy Holdings, LLC (“DH”), Dynegy Northeast Generation, Inc., Hudson Power L.L.C., Dynegy Danskammer, L.L.C., and Dynegy Roseton, L.L.C. (collectively, the “DH Debtors”) commenced chapter 11 cases (collectively, the “DH Cases”) in the United States Bankruptcy Court for the Southern District of New York, Poughkeepsie Division (the “Court”) by filing voluntary petitions for relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”). The DH Cases have been consolidated for procedural purposes only and are being

(1)                                  The last four digits of Dynegy Inc.’s federal tax identification number are 3152. The location of its corporate headquarters and the service address is 601 Travis Street, Suite 1400, Houston, Texas 77002.

(2)                                  The DH Debtors, together with the last four digits of each Debtor’s federal tax identification number, are Dynegy Holdings, LLC (8415); Dynegy Northeast Generation, Inc. (6760); Hudson Power, L.L.C. (NONE); Dynegy Danskammer, L.L.C. (9301); and Dynegy Roseton, L.L.C. (9299). The location of the Debtors’ corporate headquarters and the service address for Dynegy Holdings, LLC, Dynegy Northeast Generation, Inc. and Hudson Power, L.L.C. is 1000 Louisiana Street, Suite 5800, Houston, Texas 77002. The location of the service address for Dynegy Roseton, L.L.C. is 992 River Road, Newburgh, New York 12550. The location of the service address for Dynegy Danskammer, L.L.C. is 994 River Road, Newburgh, New York 12550.

jointly administered pursuant to Rule 1015(b) of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”) under Case No. 11-38111 (CGM) [DH Cases Docket No. 32]. On July 6, 2012 (the “DI Petition Date” and, together with the DH Petition Date, the “Petition Dates”), Dynegy Inc. (“DI” and, together with the DH Debtors, the “Debtors”) commenced a chapter 11 case (the “DI Case” and, together with the DH Cases, the “Cases”) in the Court by filing a voluntary petition for relief under chapter 11 of the Bankruptcy Code, which is being administered under Case No. 12-36728 (CGM). Other than DI and the DH Debtors, none of DI’s or the DH Debtors’ other affiliates have sought relief under the Bankruptcy Code.

On November 16, 2011, the United States Trustee for Region 2 (“U.S. Trustee”) appointed an official committee of unsecured creditors in the DH Cases (the “Creditors’ Committee”) [DH Cases Docket No. 85], and on November 29, 2011, amended its appointment of the Creditors’ Committee [DH Cases Docket No. 108].

On June 1, 2012, the Court entered an order [DH Cases Docket No. 758] (the “Settlement Order”) approving the terms of that certain amended and restated settlement agreement, dated as of May 30, 2012 (the “Settlement Agreement”), by and among, (i) DH, DI and certain of their affiliates, (ii) the Consenting Senior Noteholders,(3) (iii) the Consenting Subordinated Noteholders, (iv) the PSEG Entities, (v) the Lease Trustee, and (vi) the Subordinated Notes Indenture Trustee.(4) The Settlement Agreement and the plan support agreement attached as an exhibit thereto (as amended on July 31, 2012, the “Plan Support Agreement”) resolved a number of material issues in the DH Cases and was critical to the process of developing the Plan. After entry of the Settlement Order, the parties to the Settlement Agreement worked collectively to

(3)                                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Plan (as defined below).

(4)                                  The Subordinated Notes Indenture Trustee agreed to the terms of the Settlement Agreement solely with respect to certain provisions of the Settlement Agreement as specified therein.

achieve the Settlement Effective Date (as defined in the Settlement Agreement), which occurred on June 5, 2012, and to modify the previously filed chapter 11 plan for DH to conform to the terms of the Settlement Agreement and Plan Support Agreement. Pursuant to the Settlement Agreement, DI was granted an administrative claim against the DH estate in an unliquidated amount (the “DI Administrative Claim”).

On June 18, 2012, DH filed that certain Modified Third Amended Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC Proposed by Dynegy Holdings, LLC and Dynegy Inc. [DH Cases Docket No. 805] (the “Third Modified Plan”), and related disclosure statement [DH Cases Docket No. 804] (the “Third Modified Disclosure Statement”).

On July 3, 2012, the Court entered in the DH Cases an Order (I) Approving (A) the Disclosure Statement; (B) Solicitation and Voting Procedures; and (II) Scheduling the Plan Confirmation Process [DH Cases Docket No. 847] (the “DH Disclosure Statement Order”), which, among other things, approved the Third Modified Disclosure Statement and authorized DH and DI, in the event DI later commenced a chapter 11 case in this Court, to modify the Third Modified Plan and Third Modified Disclosure Statement as necessary to constitute a plan of reorganization and disclosure statement for both DH and DI.

On July 10, 2012, the Court in the DI Case entered the Order (I) Approving (A) the Disclosure Statement; (B) Solicitation and Voting Procedures; and (II) Scheduling the Plan Confirmation Process [DI Case Docket No. 21] (the “DI Disclosure Statement Order” and, together with the DH Disclosure Statement Order, the “Disclosure Statement Orders”), which, among other things, approved the Third Modified Disclosure Statement for DI and authorized DH and DI to modify the Third Modified Plan and Third Modified Disclosure Statement as necessary to constitute a plan of reorganization and disclosure statement for both DH and DI.

The Court also entered an order deeming the Settlement Order entered on the docket of the DI Case [DI Case Docket No. 24].

In accordance with the Disclosure Statement Orders, DI and DH made certain modifications to the Third Modified Plan and the Third Modified Disclosure Statement to reflect the commencement of the DI Case and to make such documents a plan of reorganization and disclosure statement for both DI and DH. Accordingly, on July 12, 2012, DI and DH (together, the “Plan Debtors”) each filed with the Court, in their respective cases, the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. (the “Plan”) and the Disclosure Statement Related to the Joint Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. (the “Disclosure Statement”) [DI Case Docket No. 28; DH Cases Docket No. 861]. The Plan is premised upon and incorporates by reference the Settlement Agreement.

The Disclosure Statement Orders, among other things, (i) established August 24, 2012 at 5:00 p.m. (Prevailing Eastern Time) as the deadline for voting on the Plan, and (ii) scheduled a hearing commencing on September 5, 2012 at 10:00 a.m. (Prevailing Eastern Time) to consider confirmation of the Plan and objections thereto (the “Confirmation Hearing”).

The Plan Debtors’ notice and claims agent, Epiq Bankruptcy Solutions, LLC (“Epiq”), transmitted solicitation packages in accordance with the Disclosure Statement Orders, as attested to in the Affidavits of Service of Solicitation Materials (the “Solicitation Affidavits”) [DI Case Docket No. 41; DH Cases Docket No. 875].

On August 14, 2012, the Plan Debtors each filed a Notice of Filing of Plan Documents [DI Case Docket No. 83; DH Cases Docket No. 920], attaching the Plan Documents thereto.

On August 16, 2012, the DH Debtors filed the Debtors’ Motion, Pursuant to 11 U.S.C. §§ 105, 363 and 364, and Fed. R. Bankr. P. 2002, 4001, 6004, 6006, 9008 and 9014, for Entry of an

Order Approving (A) Bid Procedures and (B) Notice Procedures for (I) Sale, Auction, and Sale Hearing, and (II) Assumption and Assignment of Executory Contracts (the “Bid Procedures Motion”) [DH Cases Docket No. 930], with respect to the proposed sale of the Roseton and Danskammer power generation facilities (the “Facilities”) (which proposed sale may alternatively effectuate the sale through a transaction involving the sale of the equity interests in some or all of the Operating Debtors (as defined in the Bid Procedures Motion)), as contemplated by and in furtherance of the Settlement Agreement, and in furtherance of the Plan which incorporates the terms of the Settlement Agreement. No objections or other responses were filed to the Bid Procedures Motion, and on August 31, 2012, the Court approved the Bid Procedures Motion and indicated that it would enter an order regarding the same (the “Bid Procedures Order”). In paragraph E on page 4 of the Bid Procedures Order, the Court found that “[s]ubject to the conditions set forth herein, the sale of the Facilities represents a reasonable use of the Debtors’ business judgment, is in furtherance of the Amended and Restated Settlement Agreement and Plan, and complies with the Bankruptcy Code.”

On August 24, 2012, the following parties filed objections to confirmation of the Plan: (i) Stephen Lucas (“Lucas”), as the lead plaintiff in the securities class action entitled Silsby v. Icahn, et al., Case No. 12-cv-02307 (JGK) (the “Securities Litigation”), filed the Lead Plaintiff’s Objection to Confirmation of the Debtors’ Joint Amended Chapter 11 Plan of Reorganization Under the Bankruptcy Code (the “Lucas Objection”) [DI Case Docket No. 115; DH Cases Docket No. 955]; and (ii) Chevron U.S.A. Inc. (“Chevron”) filed the Objection and Reservation of Rights of Chevron U.S.A. Inc. to Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. (the “Chevron Objection”) [DI Case Docket No. 117; DH Cases Docket No. 957]. Also on August 24, 2012, the Creditors’ Committee filed the Statement of the

Official Committee of Creditors of Dynegy Holdings, LLC et al. Regarding the Joint Plan of Reorganization for Dynegy Holdings, LLC and Dynegy, Inc. and Reserving Its Rights With Regard Thereto [DI Case Docket No. 118; DH Cases Docket No. 958]. On August 27, 2012, the U.S. Trustee filed the Objection of the United States Trustee to Confirmation of the Joint Plan of Dynegy Holdings, LLC and Dynegy, Inc. (the “U.S. Trustee Objection” and, together with the Lucas Objection and the Chevron Objection, the “Objections”) [DI Case Docket No. 122; DH Cases Docket No. 964], and also on August 27, 2012, subsequently filed a corrected version of the U.S. Trustee Objection [DI Case Docket No. 123; DH Cases Docket No. 965]. On August 31, 2012, Chevron filed a notice of withdrawal of the Chevron Objection [DI Case Docket No. 131; DH Cases Docket No. 975]. No other objections or other written responses were filed with respect to confirmation of the Plan.

On August 27, 2012, the Plan Debtors filed the Declaration of Christina F. Pullo on Behalf of Epiq Bankruptcy Solutions, LLC, Regarding Voting and Tabulation of Ballots Accepting and Rejecting the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. (the “Voting Certification”) [DI Case Docket No. 120; DH Cases Docket No. 960].

On August 31, 2012, DI filed its Memorandum of Law in (I) Support of Confirmation of Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. and (II) Response to Certain Objections Thereto (the “DI Confirmation Memorandum”) [DI Case Docket No. 134] and DH filed its Memorandum of Law in (I) Support of Confirmation of Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. and (II) Response to Certain Objections Thereto [DH Cases Docket No. 978] (the “DH Confirmation Memorandum” and, together with the DI Confirmation Memorandum, the “Confirmation Memoranda”).

Further, on September 3, 2012, the Plan Debtors filed various declarations in support of confirmation of the Plan (the “Declarations in Support of the Plan”) [DI Case Docket Nos. 138, 139, 140, 141; DH Cases Docket Nos. 984, 985, 986, 987].

The Confirmation Hearing concluded on September 5, 2012.

NOW, THEREFORE, the Court having considered the Plan, the Plan Documents, the Solicitation Affidavits, the Voting Certification, the Declarations in Support of the Plan, the Confirmation Memoranda, any remaining objections, all evidence proffered or adduced and the arguments of counsel at the Confirmation Hearing, and the entire record of these Cases, and after due deliberation thereon and good cause appearing therefor, this Court hereby makes and issues the following Findings of Fact and Conclusions of Law and hereby orders:(5)

FINDINGS OF FACT AND CONCLUSIONS OF LAW

A.                                   Jurisdiction and Venue. This Court has subject matter jurisdiction to confirm the Plan pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference signed by Chief Judge Preska dated January 31, 2012. Venue before this Court was proper as of the Petition Dates and continues to be proper pursuant to 28 U.S.C. §§ 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. § 157(b)(A), (L), and (O). The Plan Debtors were and are qualified to be debtors under section 109 of the Bankruptcy Code.

B.                                     Burden of Proof. The Plan Debtors, as proponents of the Plan, have the burden of proving the elements of section 1129(a) of the Bankruptcy Code by a preponderance of the evidence, and, as set forth below, the Plan Debtors have met that burden.

(5)                                  This Confirmation Order constitutes this Court’s findings of fact and conclusions of law under Federal Rule of Civil Procedure 52, made applicable by Bankruptcy Rules 7052 and 9014. Any and all findings of fact shall constitute findings of fact even if they are stated as conclusions of law, and any and all conclusions of law shall constitute conclusions of law even if they are stated as findings of fact.

C.                                     Judicial Notice. This Court takes judicial notice of (i) the dockets in these Cases maintained by the clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at the hearings held before the Court during these Cases, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the Confirmation Hearing, and (ii) the filings made by the Plan Debtors with the Securities and Exchange Commission, including, without limitation, those referenced in this Confirmation Order.

D.                                    The Record. The following record (the “Record”) was established to support confirmation of the Plan:

(i)            all documents identified by the Plan Debtors at the Confirmation Hearing, including, without limitation, the Plan, the Disclosure Statement and all exhibits, schedules and attachments thereto and filed in connection therewith, and the Plan Documents, all of which were admitted into evidence without objection;

(ii)           the Declarations in Support of the Plan;

(iii)          the Solicitation Affidavits;

(iv)          the Voting Certification;

(v)           the entire record of these Cases and the docket maintained by the clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and evidence and argument made, proffered, or adduced at the hearings held before the Court during the pendency of these Cases, as to all of which the Court took judicial notice at the Confirmation Hearing; and

(vi)          the statements and argument of counsel on the record at the Confirmation Hearing, and all papers and pleadings filed with the Court in support of, in opposition to, or otherwise in connection with, confirmation of the Plan.

The evidence that was admitted into the Record in support of confirmation of the Plan and all related matters demonstrates, by a clear preponderance of the evidence, that the Plan should be confirmed.

E.                                      Modifications to the Plan. The Plan Debtors have made the nonmaterial modifications to the Plan as set forth in Exhibit “A” hereto (the “Modifications”). Pursuant to section 1127(a) of the Bankruptcy Code and Bankruptcy Rule 3019, none of the Modifications require additional disclosure under section 1125 of the Bankruptcy Code or resolicitation of votes under section 1126 of the Bankruptcy Code, nor do they require that the holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan or previous determinations as to whether to “opt out” of certain releases and injunctions provided in the Plan. The Plan as modified by the Modifications shall constitute the Plan submitted for confirmation by the Court.

F.                                      Resolution of Objections. As presented at the Confirmation Hearing, the consensual resolutions of certain Objections satisfy all applicable requirements of the Bankruptcy Code and the Bankruptcy Rules and are in the best interest of the Plan Debtors and their estates and are supported by the Record, and therefore are approved. All Objections that were not resolved by agreement on or prior to the Confirmation Hearing are overruled, or are otherwise disposed of, as set forth herein and on the record of the Confirmation Hearing.

G.                                     Solicitation and Notice. To obtain the requisite acceptance of the Plan, on July 23, 2012, the Plan Debtors completed solicitation of acceptances and rejections of the Plan by distributing the Disclosure Statement and related materials to holders of Claims against the Plan Debtors classified in the impaired class entitled to vote under the Plan in accordance with the Disclosure Statement Orders.

(i)                                     As evidenced by the Solicitation Affidavits, and in compliance with the requirements of the Disclosure Statement Orders, the Plan Debtors transmitted to all known holders of Claims against the Plan Debtors classified in the impaired class entitled to vote under the Plan: (a) a CD-ROM containing the Disclosure Statement together with the Plan and all other exhibits annexed thereto, and the appropriate Disclosure Statement Order, excluding the exhibits annexed thereto; (b) a notice of hearing to consider confirmation of the Plan and deadline for filing objections thereto (the “Confirmation Hearing Notice”); and (c) an applicable ballot, customized for each recipient as appropriate, with a postage prepaid return envelope (collectively, the “Solicitation Packages”). Specifically, the Solicitation Packages were distributed to holders of Claims in Class 3 — General Unsecured Claims.

(ii)                                  In addition, as evidenced by the Solicitation Affidavits, and in compliance with the requirements of the Disclosure Statement Orders, the Plan Debtors transmitted to all known potential holders of Claims against DI as of the applicable voting record date: (a) a DI stakeholder notice; (b) the Confirmation Hearing Notice, (c) a DI provisional ballot with a postage prepaid return envelope; and (d) a CD-ROM containing the Disclosure Statement together with the Plan and all other exhibits annexed thereto, and the appropriate Disclosure Statement Order, excluding the exhibits annexed thereto.

(iii)                               Also, as evidenced by the Solicitation Affidavits, and in compliance with the requirements of the Disclosure Statement Orders, the Plan Debtors transmitted to all DI stakeholders a DI stakeholder notice and the Confirmation Hearing Notice.

(iv)                              Further, as evidenced by the Solicitation Affidavits, and in compliance with the requirements of the Disclosure Statement Orders, the Plan Debtors transmitted a notice of non-voting status (a “Notice of Non-Voting Status”) to all holders, as of the applicable voting record date, of Claims and Equity Interests in the classes that, as designated under the Plan, are not entitled to vote to accept or reject the Plan. Specifically, the Notices of Non-Voting Status were transmitted to holders of Claims or Equity Interests (as applicable) in each of Class 1 — Priority Claims, Class 2 — Secured Claims, Class 4 — Convenience Claims, Class 5 — Securities Claims, and Class 6 — Equity Interests. Pursuant to the Disclosure Statement Orders (and except as set forth therein), the Plan Debtors were not required to distribute or serve copies of the Plan, applicable ballot, Confirmation Hearing Notice, DI stakeholder notice, DI provisional ballot, applicable Disclosure Statement Order or Disclosure Statement to any holder of a Claim or Equity Interest in the non-voting classes, unless any such party made a specific request in writing for the same. Any interested party that requested any such documents was provided such documents on a timely basis.

(v)                                 Moreover, as evidenced by the Notice of Filing of Verification of Publication of The New York Times in Regard to Notice of Hearing to Consider Confirmation of the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. dated August 2, 2012 [DH Cases Docket No. 898] and the Notice of Filing of Verification of Publication of The Wall Street Journal in Regard to Notice of Hearing to Consider Confirmation of the Joint Chapter 11 Plan of Reorganization for Dynegy Holdings, LLC and Dynegy Inc. dated August 2, 2012 [DH Cases Docket No. 899], and in compliance with the requirements of the Disclosure Statement Orders, the Plan Debtors caused notice of the Confirmation Hearing to be published in The New York Times and The Wall Street Journal on July 13, 2012. Notice of the Confirmation Hearing was also published electronically at http://www.nysb.uscourts.gov and http://chapter11.epiqsystems.com/.

(vi)                              The Plan Debtors complied with the Disclosure Statement Orders, the Bankruptcy Code, the Bankruptcy Rules and all other applicable laws in connection with the solicitation of votes on the Plan and the provision of notice of the Confirmation Hearing and the August 24, 2012 deadline for filing and serving objections to confirmation and for voting on the Plan and all other relevant deadlines related to the Plan. As such, the notice provided was due and proper with respect to all matters relating to the solicitation of votes on, and the confirmation of, the Plan and satisfied the requirements of due process with respect to all creditors, equity holders and parties in interest.

H.                                    Voting. As evidenced by the Voting Certification, each class of Claims and Equity Interests either (i) voted to accept the Plan under section 1126 of the Bankruptcy Code and for purposes of section 1129(a)(8)(A) of the Bankruptcy Code, (ii) is not impaired as provided in section 1124 and 1129(a)(8)(B) of the Bankruptcy Code or (iii) is deemed, under section 1126(g) of the Bankruptcy Code, to have voted to reject the Plan. Class 3 — General Unsecured Claims, the only class entitled to vote on the Plan, voted to accept the Plan.

I.                                         Compromises and Settlements Under and in Connection With the Plan. All of the settlements and compromises pursuant to and in connection with the Plan or incorporated by reference into the Plan, including the Settlement Agreement, comply with the requirements of section 1123(b)(3) of the Bankruptcy Code and Bankruptcy Rule 9019. As previously found by the Court in the Bid Procedures Order, the proposed sale of the Facilities (or equity interests in some or all of the Operating Debtors) pursuant to the Bid Procedures Motion is consistent with and in furtherance of both the Settlement Agreement and the Plan.

J.                                        Releases, Exculpations and Injunctions. The Plan provides for various releases, exculpations and injunctions. With regard to the releases contained in Section 8.20 of the Plan, each holder of a Claim against or Equity Interest in the Plan Debtors was given the opportunity to “opt out” of such releases and the corresponding injunction by making a timely written election by the Voting Deadline. A list of parties that elected to “opt out” of such releases and injunctions is attached hereto as Exhibit “B”.

K.                                    To the extent any such holder of a Claim against or Equity Interest in the Plan Debtors did not choose to “opt out” of the releases in Section 8.20 of the Plan and the corresponding injunction, such holder is deemed to consent to such releases and injunctions. Any “opt out” of the releases contained in Section 8.20 of the Plan and the corresponding injunction shall not be construed to in any way affect any other release, exculpation or injunction provided in the Plan, including without limitation the releases, exculpations and injunctions provided in Sections 5.5, 8.3, 8.19, 9.8, 9.10, 12.3, 15.4, 15.7, 15.8, 15.21, and 15.25 of the Plan, or otherwise affect the discharge of the Plan Debtors pursuant to sections 524 and 1141(d) of the Bankruptcy Code. Furthermore, the releases, exculpations and injunctions provided in the Plan (i) are within the jurisdiction of the Court pursuant to 28 U.S.C. § 1334; (ii) are integral elements of the transactions incorporated into the Plan; (iii) confer material benefit on, and are in the best interests of, the Plan Debtors, their Estates and their stakeholders, and are important to the overall objectives of the Plan to finally resolve all Claims among or against the parties in interest in the Cases with respect to the Plan Debtors, their organization, capitalization, operation and reorganization; (iv) were approved by an overwhelming majority of holders of Claims against the Plan Debtors; and (v) are consistent with sections 105, 524, 1123, 1129, and 1141 and other applicable provisions of the Bankruptcy Code.

L.                                      Securities Under the Plan. Pursuant to the Plan, and without further corporate or other action, the following debt, equity and rights will be issued by Reorganized Dynegy on the Effective Date: (i) shares of Reorganized Dynegy Common Stock and (ii) Warrants, as described in the Plan.

M.                                 Executory Contracts and Unexpired Leases. The Plan Debtors have exercised reasonable business judgment in determining whether to reject, assume, or assume and assign each of their executory contracts and unexpired leases under the terms of the Plan and this Confirmation Order. Each pre- or post-confirmation rejection, assumption or assumption and assignment of an executory contract or unexpired lease pursuant to Article XIII and/or Section 8.10 of the Plan, as applicable, will be legal, valid and binding upon the applicable Plan Debtor and all other parties to such executory contract or unexpired lease, as applicable, all to the same extent as if such rejection, assumption, or assumption and assignment had been effectuated pursuant to an appropriate order of the Court entered before the Confirmation Date under section 365 of the Bankruptcy Code. Each of the executory contracts and unexpired leases to be rejected, assumed or assumed and assigned is deemed to be an executory contract or an unexpired lease, as applicable.

(i)                                     The Plan constitutes a motion to assume or assume and assign to Reorganized Dynegy (unless another party is otherwise listed) such executory contracts and unexpired leases (collectively, the “Assumed and Assigned Contracts”) as set forth in the Schedules of Assumed and Assigned Executory Contracts and Unexpired Leases filed with the Court on August 14, 2012 and, as amended, on August 30, 2012 [DI Case Docket Nos. 83, 129; DH Cases Docket Nos. 920, 974] (collectively, the “Assumption Schedule”) or as otherwise designated as being assumed or assumed and assigned in Sections 8.10 and 13.1(a) of the Plan, as applicable. Except as otherwise provided in a separate order of the Court, any party to an Assumed and Assigned Contract was required to object to such assumption and assignment or to the cure amounts proposed by the Plan Debtors in connection therewith by no later than seven (7) business days prior to the Confirmation Hearing. Upon the entry of this Confirmation Order,

(a) all of the requirements of sections 365(b) and (f) will have been satisfied with respect to each Assumed and Assigned Contract for which no timely objection was filed; (b) all rights to object to the assumption or assumption and assignment of any such Assumed and Assigned Contract will have been waived; (c) all rights to object to the cure amounts with respect to any such Assumed and Assigned Contracts will have been waived; and (d) the assumption or assumption and assignment of such Assumed and Assigned Contracts will have been approved. Any objections that are timely filed with respect to an Assumed and Assigned Contract will be resolved as set forth in Article XIII of the Plan.

(ii)                                  Except as otherwise provided in this Confirmation Order or Section 13.1(a) of the Plan, the Plan also constitutes a motion to reject all of the Plan Debtors’ executory contracts and unexpired leases (collectively, the “Rejected Contracts”), except (i) any executory contracts and unexpired leases that are the subject of separate motions to reject, assume, or assume and assign filed pursuant to section 365 of the Bankruptcy Code by the Plan Debtors before the Effective Date; (ii) contracts and leases listed on the Assumption Schedule; (iii) all executory contracts and unexpired leases assumed or assumed and assigned under the Plan (including under Section 8.10 of the Plan) or by order of the Court entered before the Effective Date; (iv) any executory contract or unexpired lease that is the subject of a dispute over the amount or manner of cure pursuant to Article XIII of the Plan and for which DH, DI, the Surviving Entity, or the Disbursing Agent (as applicable) makes a motion to reject such contract or lease based upon the existence of such dispute filed at any time; and (v) any agreement, obligation, security interest, transaction or similar undertaking that DH, DI, the Surviving Entity or the Disbursing Agent (as applicable) believes is not executory. Each executory contract or unexpired lease to be rejected pursuant to the Plan is burdensome and the rejection thereof is in the best interests of the Estates.

N.                                    Standing. The Plan Debtors have satisfied section 1121 of the Bankruptcy Code in that each of the Plan Debtors has standing to file a plan. Furthermore, the Plan reflects the date it was filed with the Court and identifies the entities submitting it as Plan proponents, thereby satisfying Bankruptcy Rule 3016(a).

O.                                    The Plan Complies with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below and as demonstrated by the Record, the Plan complies with all relevant sections of the Bankruptcy Code, Bankruptcy Rules and applicable non-bankruptcy law relating to the confirmation of the Plan. In particular, the Plan complies with all of the requirements of section 1129 of the Bankruptcy Code and should be confirmed.

P.                                      Proper Classification (11 U.S.C. §§ 1122 and 1123(a)(1)). The Plan complies fully with the requirements of sections 1122 and 1123 of the Bankruptcy Code. The Plan’s classifications conform to the statute and separately classify claims based on valid business and legal reasons. The Plan’s classifications have a rational basis because they are based on the respective legal rights of each holder of a Claim against or Equity Interest in the applicable Plan Debtor’s Estate and were not proposed to create a consenting impaired class and, thereby, manipulate class voting. Article II of the Plan designates classes of Claims and Equity Interests that require classification.

Q.                                    Specified Unimpaired Classes (11 U.S.C. § 1123(a)(2)). The Plan complies fully with the requirements of section 1123(a)(2) of the Bankruptcy Code. Articles III and IV of the Plan specify the treatment of classes and interests under the Plan, including those which are not impaired.

R.                                     Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). The Plan complies fully with the requirements of section 1123(a)(3) of the Bankruptcy Code. Articles III and IV of the Plan specify the treatment of classes and interests under the Plan, including those which are impaired.

S.                                      No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan complies fully with the requirements of section 1123(a)(4) of the Bankruptcy Code. As reflected in the treatment set forth in Article IV of the Plan, the treatment of each of the Claims and Equity Interests in each particular class is the same as the treatment of each of the other Claims or Equity Interests in such class; provided, however, to the extent any claimant received any better treatment than that described by the Plan for its class on the basis of the standards for compromise and settlement, the Court hereby finds that such better treatment does not need to be made available to other members of the class.

T.                                     Implementation of Plan (11 U.S.C. § 1123(a)(5)). The Plan complies fully with the requirements of section 1123(a)(5) of the Bankruptcy Code. The Plan provides adequate means for implementation of the Plan through, among other things, and pursuant to the terms and conditions stated therein, the Merger of DH with and into DI with DI as the Surviving Entity, the issuance of the Reorganized Dynegy Common Stock and Warrants under the Plan, and the vesting of all of the Surviving Entity’s assets in Reorganized Dynegy.

U.                                    Nonvoting Equity Securities (11 U.S.C. § 1123(a)(6)). The Plan complies fully with the requirements of section 1123(a)(6) of the Bankruptcy Code. As evidenced by the Plan Documents, the Certificate of Incorporation of Reorganized Dynegy provides that Reorganized Dynegy shall not issue any class of non-voting equity securities in accordance with, and to the extent required by, section 1123(a)(6).

V.            Selection of Directors and Officers (11 U.S.C. § 1123(a)(7)). The Plan complies fully with the requirements of section 1123(a)(7) of the Bankruptcy Code. Section 8.6 of the Plan provides for the selection of the initial board of directors of Reorganized Dynegy. Under Section 8.7 of the Plan, the officers of the Surviving Entity shall continue in such positions after the Effective Date with Reorganized Dynegy in accordance with their respective Employment Contracts, the Certificate of Incorporation, the By-Laws, and applicable law. All of these provisions are consistent with the interests of the Plan Debtors’ stakeholders and with public policy.

W.           Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s provisions are appropriate and consistent with the Bankruptcy Code.

X.            Plan Debtors’ Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). The Plan complies fully with the requirements of section 1129(a)(2) of the Bankruptcy Code. Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Plan Debtors have complied with the applicable provisions of title 11, including, specifically, sections 1123, 1125 and 1126 of the Bankruptcy Code, the Bankruptcy Rules and the Disclosure Statement Orders governing notice, disclosure and solicitation in connection with the Plan, the Disclosure Statement, the Plan Documents and all other matters considered by the Court in connection with the Cases.

Y.            Plan Proposed in Good Faith (11 U.S.C. § 1129(a)(3)). The Plan complies fully with the requirements of section 1129(a)(3) of the Bankruptcy Code. Having examined the totality of the circumstances surrounding the Plan, the Court has determined that the Plan was proposed in good faith and not by any means forbidden by law. The Cases were filed, and the Plan and all Modifications thereto were proposed, with the legitimate and honest purpose of reorganizing and maximizing the value of the Plan Debtors’ estates and the recovery to stakeholders. The Plan achieves the rehabilitative and reorganizational goals of the Bankruptcy Code by restructuring the Plan Debtors’ obligations and providing the means through which the Plan Debtors’ businesses may operate as a viable enterprise. The Plan is the result of extensive, arm’s-length and good faith negotiations between and among the Plan Debtors, the Consenting Senior Noteholders, the Consenting Lease Certificate Holders, the PSEG Entities, the Consenting Subordinated Noteholders, and the Creditors’ Committee and is fundamentally fair to all creditors and equity interest holders.

Z.            Payment for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The Plan complies fully with the requirements of section 1129(a)(4) of the Bankruptcy Code. Section 5.2(b) of the Plan provides that each Professional Person who holds or asserts a Fee Claim shall be required to file with the Court, and serve on all parties required to receive notice, a Fee Application within forty (40) days after the Effective Date.

(i)         A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 5.2(b) of the Plan shall become an Allowed Administrative Claim only to the extent allowed by order of the Court.

(ii)        The Settling Creditor Professional Fee Claims constitute Allowed Administrative Claims and shall be paid in full, in Cash on the Effective Date; provided, that the fees and expenses comprising such Claims (other than those incurred pursuant to an engagement letter disclosed to DH, DI and the Creditors’ Committee) shall be submitted to DH, DI (or the Surviving Entity, as applicable), the U.S. Trustee and the Creditors’ Committee in the form of customary summary invoices of the relevant law firms and institutions not less than fifteen (15) Business Days prior to the Effective Date or such later date as mutually agreed among DH, DI and the holders of Settling Creditor Professional Fee Claims (including a good faith estimate for fees and expenses anticipated to be incurred through the Effective Date) for review in accordance with the standards set forth in the Settlement Agreement. In the event of any dispute with respect to such submitted costs and expenses, the undisputed portion shall be paid by DH, the Surviving Entity or Reorganized Dynegy on the Effective Date, and the disputed portion shall not be paid on the Effective Date but shall be reserved pending resolution of such dispute, either by mutual agreement or, in the event such dispute cannot be resolved by agreement, by order of the Court; provided, further, that fees and expenses incurred pursuant to an engagement letter shall be subject to the standard of review and conditions set forth in the applicable engagement letter.

(iii)       Pursuant to Section 15.16 of the Plan, no award or reimbursement of attorneys’ fees or related expenses or disbursements will be allowed on, or in connection with, any Claim, except as set forth in the Plan (including under Section 5.4 and Section 9.8(c)) or as ordered by the Court. This Court previously approved interim application procedures under section 331 of the Bankruptcy Code, pursuant to which the Court authorized and approved the payment of certain fees and expenses of professionals retained in the Cases. All such fees and expenses, as well as all other accrued fees and expenses of professionals through the Effective Date, remain subject to final review for reasonableness by the Court under applicable provisions of the Bankruptcy Code. The foregoing procedures for this Court’s review and ultimate determination of fees and expenses paid satisfy the objectives of section 1129(a)(4) of the Bankruptcy Code.

AA.        Directors, Officers and Insiders (11 U.S.C. § 1129(a)(5)). The Plan complies fully with the requirements of section 1129(a)(5) of the Bankruptcy Code. Section 8.6 of the Plan describes the process pursuant to which the members of the board of directors for

Reorganized Dynegy will be determined. In addition, the individuals proposed to serve on the new board of directors for Reorganized Dynegy were disclosed in a press release issued by DI on August 27, 2012 and in the DI Confirmation Memorandum. Section 8.7 of the Plan provides that the officers of the Surviving Entity will continue in such positions after the Effective Date with Reorganized Dynegy in accordance with their respective Employment Contracts, the Certificate of Incorporation, the By-Laws, and applicable law. Further, pursuant to Section 8.7 of the Plan, subject to any applicable Employment Contracts and applicable law, from and after the Effective Date, the officers of Reorganized Dynegy will be selected and appointed by the board of directors of Reorganized Dynegy in accordance with, and pursuant to, the provisions of the Certificate of Incorporation, the By-Laws, and applicable law. The appointment of the directors and officers was consistent with the interests of holders of Claims and Equity Interests and with public policy. Accordingly, the Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

BB.          No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan complies fully with the requirements of section 1129(a)(6) of the Bankruptcy Code. Pursuant to Section 15.24 of the Plan, the Plan does not provide for the change of any rate that is within the jurisdiction of any governmental regulatory commission after the occurrence of the Effective Date. Therefore, the provisions of section 1129(a)(6) of the Bankruptcy Code are inapplicable and thus satisfied.

CC.          Best Interests of Creditors (11 U.S.C. § 1129(a)(7)). The Plan complies fully with the requirements of section 1129(a)(7) of the Bankruptcy Code. As set forth fully in the liquidation analysis, attached as Exhibit “F” to the Disclosure Statement (the “Liquidation Analysis”), and by the evidence adduced in the Confirmation Hearing, the “best interests” test is satisfied as to all impaired classes of Claims and Equity Interests. Furthermore, a liquidation under chapter 7 as set forth in the Liquidation Analysis would profoundly and adversely affect the ultimate proceeds available for distribution to all holders of Allowed Claims in the Cases. Moreover, the increased costs associated with a liquidation under chapter 7 would substantially reduce the proceeds available for distribution. These costs would include, among other things, administrative fees and costs payable to a trustee in bankruptcy and professional advisors to such trustee. Additionally, consummation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization. In the context of the erosion of the asset values and the increased costs and delay associated with the administration of a chapter 7 case, confirmation of the Plan provides each creditor and interest holder with a recovery that is not less than such holder would receive in a chapter 7 liquidation of the Plan Debtors. Based upon the foregoing, the Plan satisfies the requirements of section 1129(a)(7) of the Bankruptcy Code. Therefore, the “best interests” test is satisfied with respect to each of these classes.

DD.         Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(8)). As set forth in the Voting Certification, Class 3 — General Unsecured Claims has overwhelmingly voted to accept the Plan. Class 5 — Securities Claims and Class 6 — Equity Interests are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. Accordingly, section 1129(a)(8) of the Bankruptcy Code has not been and cannot be satisfied. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b) of the Bankruptcy Code, as set forth below.

EE.          Treatment of Administrative, Priority and Tax Claims (11 U.S.C. § 1129(a)(9)). The Plan complies fully with the requirements of section 1129(a)(9) of the Bankruptcy Code. Consistent with section 1129(a)(9)(A) of the Bankruptcy Code, on the Plan Distribution Date, each holder of an Allowed Administrative Claim, other than the Dynegy Administrative Claim and a Settling Creditor Professional Fee Claim, shall receive (i) the amount of such holder’s

Allowed Administrative Claim in one Cash payment, or (ii) such other treatment as may be agreed upon in writing by the Plan Debtors or, if after the Effective Date, the Disbursing Agent and such holder; provided, that such treatment shall not provide a recovery to such holder having a present value as of the Effective Date in excess of such holder’s Allowed Administrative Claim; and provided, further, that an Administrative Claim representing a liability incurred in the ordinary course of business of DH, DI or the Surviving Entity (as applicable) may be paid at the Plan Debtors’ (or, if after the Effective Date, the Disbursing Agent’s) election in the ordinary course of business. This treatment is consistent with the requirements of section 1129(a)(9)(A) of the Bankruptcy Code, and therefore, section 1129(a)(9) of the Bankruptcy Code is satisfied with respect to the Administrative Claims. In addition, pursuant to the Settlement Agreement, the holders of the Dynegy Administrative Claim and Settling Creditor Professional Fee Claims have agreed to a different treatment than the treatment set forth in section 1129(a)(9) of the Bankruptcy Code, as specifically permitted by such section. Accordingly, section 1129(a)(9) of the Bankruptcy Code is also satisfied with respect to the Dynegy Administrative Claim and the Settling Creditor Professional Fee Claims.

(i)         As required by section 1129(a)(9)(B) of the Bankruptcy Code, pursuant to Section 4.1(a) of the Plan, each holder of an Allowed Priority Claim shall be left unimpaired under the Plan and, pursuant to section 1124 of the Bankruptcy Code, all of the legal, equitable and contractual rights to which such Claim entitles such holder in respect of such Claim shall be left unaltered, and except to the extent that a holder of an Allowed Priority Claim and the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) agree on less favorable treatment for such holder, such Allowed Priority Claim (including any amounts to which such holder is entitled pursuant to section 1124(2) of the Bankruptcy Code) shall be paid in full in accordance with such rights on the Plan Distribution Date.

(ii)        Consistent with section 1129(a)(9)(C) of the Bankruptcy Code, Section 5.5 of the Plan provides that, at the election of the Plan Debtors (or, if after the Effective Date, the Disbursing Agent), each holder of an Allowed Priority Tax Claim will receive, in full satisfaction of such Allowed Priority Tax Claim: (a) payments in Cash, in regular installments over a period ending not later that five (5) years after the applicable Petition Date, of a total value, as of the Effective Date, equal to the Allowed amount of such Claim and paid in a manner that is not less favorable than the treatment provided to the most favored nonpriority unsecured Claims under the Plan (exclusive of Convenience Claims); or (b) a lesser amount in one Cash payment as may be agreed upon in writing by the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) and such holder; or (c) such other treatment as may be agreed upon in writing by the Plan Debtors (or, if after the Effective Date, the Disbursing Agent) and such holder; provided, that such agreed upon treatment may not provide such holder with a recovery having a present value as of the Effective Date that is greater than the amount of such holder’s Allowed Priority Tax Claim. Section 5.5 of the Plan also provides for the inclusion of a permanent injunction in this Confirmation Order against any holder of an Allowed Tax Claim prohibiting each such holder from commencing or continuing any action or proceeding against any responsible person, officer or manager of DH, DI, the Surviving Entity or Reorganized Dynegy that otherwise would be (or may be asserted to be) liable to such holder for payment of a Priority Tax Claim so long as DH, DI, the Surviving Entity or Reorganized Dynegy is in compliance with Section 5.5 of the Plan.

(iii)       Based upon the foregoing, the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

FF.          Acceptance by Impaired Classes (11 U.S.C. § 1129(a)(10)). The Plan complies fully with the requirements of section 1129(a)(10) of the Bankruptcy Code. Specifically, Class 3 – General Unsecured Claims, a class of impaired creditors, has voted to accept the Plan.

GG.          Feasibility (11 U.S.  C. § 1129(a)(11)). The Plan complies fully with the requirements of section 1129(a)(11) of the Bankruptcy Code. Based on the Record before the Court, the Court concludes that the Plan Debtors will have sufficient means to meet all of their obligations under the Plan. The Record establishes that Reorganized Dynegy will emerge from bankruptcy as a viable, financially healthy business enterprise, unlikely to be in need of further financial reorganization. Based on the foregoing findings and conclusions, the Plan satisfies the feasibility standard of section 1129(a)(11) of the Bankruptcy Code.

HH.         Payment of Fees (11 U.S.C. § 1129(a)(12)). The Plan complies fully with the requirements of section 1129(a)(12) of the Bankruptcy Code. Section 15.3 of the Plan provides for the payment of all statutory fees by the Plan Debtors or the Surviving Entity (as applicable) on or before the Effective Date. The Plan accordingly satisfies section 1129(a)(12) of the Bankruptcy Code.

II.            Payment of Retiree Benefits (11 U.S.C. § 1129(a)(13)). Pursuant to Section 8.10 of the Plan, all retirement plans and health care plans of the Plan Debtors (including retiree medical benefits) are treated as executory contracts under the Plan and such plans and all pension plans shall, on the Effective Date, be assumed by Reorganized Dynegy. The Plan accordingly satisfies section 1129(a)(13) of the Bankruptcy Code.

JJ.            Miscellaneous Provisions (11 U.S.C. §§ 1129(a)(14)-(16)). Sections 1129(a)(14)- (16) are inapplicable as the Plan Debtors (i) have no domestic support obligations (1129(a)(14)), (ii) are not individuals (1129(a)(15)), and (iii) are for-profit businesses (1129(a)(16)).

KK.         Nonconsensual Confirmation (Cramdown) of Non-Accepting Classes (11 U.S.C. § 1129(b)). Notwithstanding the fact that Class 5 – Securities Claims and Class 6 – Equity Interests are deemed to have rejected the Plan, the Plan may be confirmed pursuant to section 1129(b) because: (a) all of the applicable requirements of section 1129(a) other than section 1129(a)(8) have been met; (b) Class 3 – General Unsecured Claims, an impaired class, has voted to accept the Plan; and (c) the Plan does not discriminate unfairly and is fair and equitable to each Class of Claims or Equity Interests that has not accepted the Plan, specifically including Class 5 – Securities Claims and Class 6 – Equity Interests, which are of the same priority pursuant to section 510(b) of the Bankruptcy Code. Further, within their respective Classes, there exists no unfair discrimination against any of the holders of Claims or Equity Interests. Finally, the Plan does not violate the “absolute priority” rule contained in section 1129(b)(2) of the Bankruptcy Code.

LL.          Confirmation of Only One Plan (11 U.S.C. § 1129(c)). The Plan (including previous versions thereof) is the only plan that has been filed in these Cases. Accordingly, the requirements of section 1129(c) of the Bankruptcy Code have been satisfied.

MM.       Principal Purpose of Plan (11 U.S.C. § 1129(d)). The Plan complies fully with the requirements of section 1129(d) of the Bankruptcy Code. The purpose of the Plan is not the avoidance of taxes or the avoidance of the application of Section 5 of the Securities Act of 1933.

NN.         Small Business Case (11 U.S.C. § 1129(e)). Section 1129(e) is inapplicable because these Cases do not qualify as small business cases thereunder.

OO.         Good Faith Solicitation (11 U.S.C. § 1125(e)). Based on the Record in these Cases, the Plan Debtors and each of their respective current or former officers, directors, members, managers, employees, agents, attorneys, advisors, accountants, restructuring consultants, financial advisors, and investment bankers have acted in “good faith” within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code and Bankruptcy Rules in connection with all of their respective activities relating to the solicitation of acceptances of the Plan.

PP.          Exemption from Transfer Taxes With Respect to the Sale of the Facilities (11 U.S.C. § 1146(a)). As set forth in the Bid Procedures Order, the proposed sale of the Facilities (or some or all of the equity interests in the Operating Debtors) pursuant to the Bid Procedures Motion is contemplated by, consistent with, and in furtherance of the Settlement Agreement and the Plan. The sale of the Facilities (or of some or all of the equity interests in the Operating Debtors) will generate sale proceeds, and, pursuant to the Settlement Agreement and Section 4.1(c) of the Plan, the Allocated Facilities Sale Proceeds will be distributed to the holders of Class 3 – General Unsecured Claims (except for the Lease Trustee, on behalf of itself and the Lease Certificate Holders). Accordingly, with respect to any sale of the Facilities (or of some or all of the equity interests in the Operating Debtors), any such sale transaction constitutes a sale or transfer under a plan confirmed under section 1129 of the Bankruptcy Code, and accordingly such transaction shall not be subject to any tax under any law imposing a stamp tax or similar tax, including any real or personal property transfer tax, pursuant to section 1146(a) of the Bankruptcy Code.

QQ.         Conditions Precedent to Confirmation. Upon entry of this Confirmation Order, all conditions precedent to confirmation of the Plan contained in Section 11.1 of the Plan, if not waived pursuant to Section 11.3 of the Plan, shall be, and hereby are satisfied.

RR.          Plan Documents. The Plan Documents, as they may be amended as contemplated and permitted by the Plan, have been negotiated in good faith and are, in the judgment of the parties, necessary and appropriate to effectuate the Plan.

SS.          Valuation. The valuation analysis contained in the Disclosure Statement and the implied reorganization equity value set forth therein are reasonable and undisputed. Based on the valuation set forth in the Disclosure Statement, the enterprise value of Reorganized Dynegy is insufficient to support payment in full to holders of Claims in Class 3 – General Unsecured Claims, or to support any distributions to holders of Claims and Equity Interests in Class 5 – Securities Claims and Class 6 – Equity Interests on account of such Claims and Equity Interests.

ORDER

NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED THAT:

Confirmation of the Plan

1.             Pursuant to section 1127 of the Bankruptcy Code, the Modifications are approved, and pursuant to section 1129 of the Bankruptcy Code, the Plan is hereby CONFIRMED. Each of the Objections to the Plan not otherwise withdrawn, resolved or otherwise disposed of is OVERRULED and denied. Except as otherwise set forth in paragraph 55 of this Confirmation Order, all withdrawn Objections are deemed withdrawn with prejudice.

2.             Notice of the Confirmation Hearing complied with the terms of the Disclosure Statement Orders, was appropriate and satisfactory based on the circumstances of the Cases and was in compliance with the Bankruptcy Code and the Bankruptcy Rules.

3.             The following are hereby incorporated by reference into and are an integral part of this Confirmation Order: (a) the Plan, (b) the exhibits to the Plan, and (c) the Plan Documents.

The failure to reference any particular Plan Document, or any provision of a Plan Document or the Plan in this Confirmation Order will have no effect on the Court’s approval and authorization of, or the validity, binding effect or enforceability of, the Plan and the Plan Documents in their entirety.

Compromises and Settlements Under the Plan

4.             The settlements and compromises set forth in the Plan, including, without limitation, the Settlement Agreement incorporated by reference pursuant to Article VII of the Plan, have been or are hereby approved in all respects.

Classification and Treatment

5.             All Claims and Equity Interests shall be, and hereby are, classified and treated as set forth in the Plan. The Plan’s classification scheme shall be, and hereby is, approved.

6.             The treatment of all Claims and Equity Interests as provided in the Plan and the Plan Documents shall be, and hereby is, approved.

Administrative Claims

7.             Each holder of an Administrative Claim, other than (i) the Dynegy Administrative Claim, (ii) a Settling Creditor Professional Fee Claim, (iii) a Fee Claim, (iv) a liability incurred and payable in the ordinary course of business by DH, DI or the Surviving Entity (as applicable) (and not past due), or (v) an Administrative Claim that has been Allowed on or before the Effective Date, must file with the Court and serve on (A) the Plan Debtors or, if after the Effective Date, the Disbursing Agent, (B) the Creditors’ Committee, and (C) the U.S. Trustee, notice of such Administrative Claim within thirty (30) days after service of the Notice of Confirmation. Such notice of Administrative Claim must include at a minimum (x) the name of the holder of the Administrative Claim, (y) the amount of the Administrative Claim, and (z) a detailed description of the basis for the Administrative Claim. Failure to file and serve such notice timely and properly shall result in the Administrative Claim being forever barred and discharged.

8.             Each Professional Person who holds or asserts a Fee Claim shall be required to file with the Court, and serve on all parties required to receive notice, a Fee Application within forty (40) days after the Effective Date. The failure to timely file and serve such Fee Application shall result in the Fee Claim being forever barred and discharged.

9.             An Administrative Claim with respect to which notice has been properly filed and served pursuant to Section 5.2(a) of the Plan shall become an Allowed Administrative Claim if no objection is filed within thirty (30) days after the later of (i) the Effective Date, (ii) the date of service of the applicable notice of Administrative Claim or (iii) such later date as may be (A) agreed to by the holder of such Administrative Claim or (B) approved by the Court on motion of a party in interest, without notice or a hearing. If an objection is filed within such thirty (30) day period (or any extension thereof), the Administrative Claim shall become an Allowed Administrative Claim only to the extent allowed by Final Order. A Fee Claim in respect of which a Fee Application has been properly filed and served pursuant to Section 5.2(b) shall become an Allowed Administrative Claim only to the extent allowed by order of the Court.

10.           On the Effective Date, in full satisfaction of the Dynegy Administrative Claim, the beneficial holders of the Dynegy Administrative Claim as of the Effective Date shall receive their Pro Rata Share of (i) the Settlement Stock Pool, and (ii) the Warrants.

11.           The Settling Creditor Professional Fee Claims constitute Allowed Administrative Claims and shall be paid in full, in Cash on the Effective Date; provided, that the fees and expenses comprising such Claims (other than those incurred pursuant to an engagement letter disclosed to DH, DI and the Creditors’ Committee) shall be submitted to DH, DI (or the Surviving Entity, as applicable), the U.S. Trustee and the Creditors’ Committee in the form of customary summary invoices of the relevant law firms and institutions not less than fifteen (15) Business Days prior to the Effective Date or such later date as mutually agreed among DH, DI and the holders of Settling Creditor Professional Fee Claims (including a good faith estimate for fees and expenses anticipated to be incurred through the Effective Date) for review in accordance with the standards set forth in the Settlement Agreement. In the event of any dispute with respect to such submitted costs and expenses, the undisputed portion shall be paid by DH, the Surviving Entity or Reorganized Dynegy on the Effective Date, and the disputed portion shall not be paid on the Effective Date but shall be reserved pending resolution of such dispute, either by mutual agreement or, in the event such dispute cannot be resolved by agreement, by order of the Court; provided, further, that fees and expenses incurred pursuant to an engagement letter shall be subject to the standard of review and conditions set forth in the applicable engagement letter.

Enforceability of Plan and Plan Documents

12.           Pursuant to sections 1123(a), 1141(a) and 1142 of the Bankruptcy Code and the provisions of this Confirmation Order, and subject to the occurrence of the Effective Date, the Plan and all Plan-related documents (including, but not limited to, the Plan Documents) shall be, and hereby are, valid, binding and enforceable notwithstanding any otherwise applicable non-bankruptcy law. Each of the Plan Documents (to the extent not already approved by order of this Court) is hereby approved. The Plan Debtors, the Surviving Entity, and/or Reorganized Dynegy (as applicable) may modify, amend or enter into the Plan Documents, without further order of the Court, in accordance with the provisions of the Plan. Except as otherwise provided in

Section 15.17 of the Plan, subject to Article XI of the Plan, and as provided in section 1127 of the Bankruptcy Code, the Plan Debtors may modify the Plan at any time after confirmation and before substantial consummation, provided that the Plan, as modified, meets the requirements of sections 1122 and 1123 of the Bankruptcy Code and the Court, after notice and a hearing, confirms the Plan as modified, under section 1129 of the Bankruptcy Code, and the circumstances warrant such modifications. Except as otherwise provided in Section 15.18 of the Plan, subject to Article XI of the Plan, the Plan Debtors reserve the right to revoke and withdraw the Plan prior to the Effective Date and/or to adjourn the Confirmation Hearing.

Confirmation Order Binding on All Parties

13.           Subject to the provisions of the Plan, in accordance with section 1141(a) of the Bankruptcy Code and notwithstanding any otherwise applicable law, upon the occurrence of the Effective Date, the terms of the Plan and this Confirmation Order shall be binding upon, and inure to the benefit of: (a) DI; (b) DH; (c) the Surviving Entity (as applicable); (d) any and all holders of Claims or Equity Interests (irrespective of whether such Claims or Equity Interests are impaired under the Plan or whether the holders of such Claims or Equity Interests accepted, rejected or are deemed to have accepted or rejected the Plan); (d) any other person giving, acquiring or receiving property under the Plan; (e) any and all non-Plan Debtor parties to executory contracts or unexpired leases with any of the Plan Debtors; and (f) the respective heirs, executors, administrators, trustees, affiliates, officers, directors, agents, representatives, attorneys, beneficiaries, guardians, successors or assigns, if any, of any of the foregoing. On the Effective Date, all settlements, compromises, releases, waivers, discharges, exculpations and injunctions set forth in the Plan shall be effective and binding on all Persons who may have had standing to assert any settled, released, discharged, exculpated or enjoined causes of action, and no other Person or entity shall possess such standing to assert such causes of action after the Effective Date.

Authorization to Implement the Plan

14.           Upon the entry of this Confirmation Order, but subject to the provisions of the Plan and the Confirmation Order (including with regard to any necessary consents), (i) the Plan Debtors, the Surviving Entity and/or Reorganized Dynegy (as applicable), and their Affiliates are authorized to take or cause to be taken all corporate actions necessary or appropriate to implement all provisions of, and to consummate, the Plan and to execute, enter into, or otherwise make effective all documents arising in connection therewith, including, without limitation, the Plan Documents (as they may be amended or modified as contemplated or permitted by the Plan), prior to, on and after the Effective Date., and (ii) all such actions taken or caused to be taken shall be, and hereby are, authorized and approved by the Court such that no further approval, act or action need to be taken under Delaware General Corporation Law, or any other applicable law, order, rule or regulation, including without limitation, any action otherwise required by the stockholders, directors or officers of Reorganized Dynegy, the Plan Debtors, the Surviving Entity and their Affiliates.

15.           The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Plan Debtors, the Surviving Entity, Reorganized Dynegy or their Affiliates or any officer thereof to take any and all actions necessary or appropriate to implement, effectuate and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order, other than any limitations as set forth in the Plan.

16.           The initial Board of Directors of Reorganized Dynegy is authorized to serve, is duly qualified and shall be empowered to act as permitted by applicable non-bankruptcy law on the Effective Date without further reference to the Court.

Cancellation of Instruments and Securities

17.           Subject to Section 9.10 of the Plan, upon the occurrence of the Effective Date, all notes, instruments, certificates and other documents evidencing the Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims shall be cancelled and annulled to the extent such documents relate to DH, DI, the Surviving Entity or Reorganized Dynegy or any of their Affiliates other than Dynegy Roseton, Dynegy Danskammer, DNE, and Hudson Power (but shall survive to the extent that such documents relate to any other Person), and the holders of such Claims shall only be entitled to receive, from DH, DI, the Surviving Entity or Reorganized Dynegy or any of their Affiliates other than Dynegy Roseton, Dynegy Danskammer, DNE, and Hudson Power, the treatment provided under the Plan.

18.           As a condition to receiving any Plan Distribution, pursuant to Section 9.10 of the Plan, on or before the Plan Distribution Date, each holder of an Allowed Claim evidenced by a certificate, instrument or note, other than any such certificate, instrument or note that is being reinstated under the Plan, shall (a) surrender such certificate, instrument or note representing such Claim, including, without limitation, any guarantees,(6) and (b) execute and deliver such other documents as may be necessary to effectuate the Plan; provided, however, that the Lease Trustee and Lease Certificate Holders shall not be required to surrender any certificate,

(6)           Any distribution with respect to the Allowed Lease Guaranty Claims shall be made to holders as of the Effective Date, and not in exchange for the surrender of the underlying global security, which will remain outstanding.

instrument or note evidencing their Claims, but the Lease Trustee shall surrender the Lease Guaranties. If the record holder of a note is the Depository Trust Company (“DTC”) or its nominee, or another securities depository or custodian thereof, and such note is represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holder of such note shall be deemed to have surrendered such holder’s security, note, debenture or other evidence of indebtedness upon surrender of such global security by DTC or its nominee, or another securities depository or custodian thereof.

19.           Any certificate, instrument or note, including any such guarantees, surrendered pursuant to the Section 9.10 of the Plan shall thereafter be cancelled and extinguished; provided, however, that the Senior Notes, the Subordinated Notes, NGC Trust Capital Income Securities, the Lease Guaranties and the Indentures (other than the Lease Indentures and the Pass Through Trust Agreement in respect of Dynegy Danskammer, Dynegy Roseton, DNE and Hudson Power) shall continue in effect solely to the extent necessary to (i) allow the Disbursing Agent to make Plan Distributions on account of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable, (ii) allow the Indenture Trustees to make distributions on account of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable, (iii) permit the Indenture Trustees to assert their Indenture Trustee Charging Liens against Plan Distributions for payment of the Indenture Trustee Fees, (iv) allow the Indenture Trustees to maintain any right of indemnification, contribution, subrogation or any other Claim they may have under the Indentures, (v) permit each Indenture Trustee to appear in the Cases or in any other matter described in Article XIV of the Plan which, absent such cancellation or extinguishment, such

Indenture Trustee would otherwise have the right to appear, and (vi) permit the Indenture Trustees to perform any functions that are necessary to effectuate the foregoing.

20.           Pursuant to the Merger, upon the Merger Effective Time, all Equity Interests in DH shall be cancelled and all Equity Interests in DI shall be Equity Interests in the Surviving Entity. On the Effective Date, all Equity Interests in the Surviving Entity shall be extinguished, cancelled and discharged.

Separate Existence/Revesting and Transfer of Assets

21.           Except as otherwise provided in Article VIII of the Plan, each of the Plan Debtors shall continue to exist after the Effective Date as a separate entity until such entity is dissolved, with all the powers available to such legal entity, in accordance with applicable law. On or after the Effective Date, the Plan Debtors, the Surviving Entity and Reorganized Dynegy may, within their sole and exclusive discretion, take such action as permitted by applicable non-bankruptcy law as they determine is reasonable and appropriate.

22.           Subject to the receipt of necessary consents from various parties pursuant to the Plan, the following transactions and conveyances, assignment and transfers of property (collectively, the “Transactions”) shall occur and be implemented pursuant to section 1123(a)(5) of the Bankruptcy Code on or prior to the Effective Date:

(a)                                  Merger.

i.                       On or prior to the Effective Date, DH will be merged with and into DI in accordance with Section 18-209 of the Delaware Limited Liability Company Act (“DLLCA”) and Section 264 of the Delaware General Corporation Law (“DGCL”), whereupon the separate existence of DH shall cease and DI will be the Surviving Entity in the Merger and will emerge on the Effective Date as Reorganized Dynegy.

ii.                    By virtue of the Merger and without any action on the part of the Surviving Entity, upon the Merger Effective Time (i) each share of Dynegy Common Stock issued and outstanding immediately prior to the

Merger Effective Time shall be converted into one share of the Surviving Entity common stock (subject to the treatment of such shares of capital stock as Class 6 – Equity Interests as provided in Section 4.1(f) of the Plan) and (ii) the membership interests of DH issued and outstanding immediately prior to the Merger Effective Time will be cancelled and retired for no consideration and will cease to exist.

iii.                 In addition, the Merger will have the effect set forth in Section 259 of the DGCL and Section 18-209 of the DLLCA, including that (A) all the property, rights, privileges, powers and franchises of DI and DH shall be vested in the Surviving Entity, (B) all the debts, liabilities and duties of DI and DH shall be the debts, liabilities and duties of the Surviving Entity, and (C) all claims or judgments against DI or DH may be enforced against the Surviving Entity, in each case subject to the discharge and treatment of such claims and liabilities under this Plan. Upon the Merger Effective Time and by virtue of the Merger, (x) all claims and liabilities between DI and DH will be cancelled, and (y) all guarantees by DH or DI of the obligations of any non-Debtor Affiliate shall become a guarantee obligation of the Surviving Entity and shall remain in full force and effect against Reorganized Dynegy in accordance with the terms of such guarantee, notwithstanding the occurrence of the Effective Date.

iv.                The Merger will not occur prior to the Effective Date without the prior written approval of the Plan Debtors, the Creditors’ Committee, the Majority Consenting Senior Noteholders, and the Lease Trustee.

(b)                                 Re-Vesting of Assets. Upon the occurrence of the Effective Date, except as otherwise expressly provided in the Plan or this Confirmation Order, title to all of the Assets of the Surviving Entity shall vest in Reorganized Dynegy free and clear of all liens, mortgages, Claims, Causes of Action, interests, security interests and other encumbrances and without further order of the Court.

23.           To the extent necessary to evidence or otherwise confirm the effectuation of any of the Transactions, but subject in all respects to any consents necessary to be obtained pursuant to the Plan, (i) the directors, officers, members and employees of the Plan Debtors, the Surviving Entity or Reorganized Dynegy (as applicable) are authorized to take all actions, including, but not limited to, executing deeds, assignments, bills of sale and other documents of, conveyance, assignment or transfer, and (ii) the Court may enter additional orders from time to time, in each of the Cases, as may be required to implement the Transactions contemplated under the Plan and this Confirmation Order.

24.           Notwithstanding anything herein, DH’s equity interests in DNE shall be held by Reorganized Dynegy until consummation of a sale of such equity interests pursuant to section 363 of the Bankruptcy Code or confirmation of a plan of reorganization or liquidation for DNE. Further, nothing in this Confirmation Order shall prejudice or otherwise impair the ability of DNE’s equity interests to be sold free and clear of any liens, Claims, Causes of Action, interests, security interests and other encumbrances and this Court shall retain jurisdiction to approve any such sale.

25.           On and after the occurrence of the Effective Date, except as otherwise provided in the Plan, Reorganized Dynegy may operate its business and may use, acquire and dispose of its Assets free of any restrictions of the Bankruptcy Code.

26.           The Transactions contemplated and any financings, mortgages, equity pledges and other liens and security interests made or granted pursuant to the Plan or this Confirmation Order shall be considered made for reasonably equivalent value and will not be set aside as a preference or fraudulent conveyance under the Bankruptcy Code, state fraudulent transfer or fraudulent conveyance law or similar creditor’s rights laws in any jurisdiction.

Retention of Causes of Action

27.           Except as otherwise set forth in the Plan or in this Confirmation Order or to the extent previously released pursuant to the Settlement Agreement, the Settlement Order, or other prior order of the Court, (a) all Causes of Action of DH, DI, the Surviving Entity and their Estates shall be transferred to, and be vested in, Reorganized Dynegy, and (b) the right of

Reorganized Dynegy to commence, prosecute or settle such Causes of Action, in its sole discretion, shall be preserved notwithstanding the occurrence of the Effective Date.

28.           No Person (other than the Released Parties to the extent of the relevant release or releases) may rely on the absence of a specific reference in the Plan or the Disclosure Statement to any Cause of Action against them as any indication that DH, DI, the Surviving Entity, or Reorganized Dynegy, as applicable, will not pursue any and all available Causes of Action against them. DH, DI, the Surviving Entity, and Reorganized Dynegy, as applicable, expressly reserve all rights to prosecute any and all Causes of Action against any Person (other than the Released Parties to the extent of the relevant release or releases), except as otherwise provided in the Plan. Unless any Cause of Action against a Person (other than a Released Party to the extent of the relevant release or releases) is expressly waived, relinquished, exculpated, released, compromised or settled in the Plan or pursuant to a Final Order, DH, DI, the Surviving Entity, and Reorganized Dynegy, as applicable, expressly reserve all Causes of Action for later adjudication, and, therefore, no preclusion doctrine, including without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches, shall apply to such Causes of Action upon or after the confirmation or consummation of the Plan.

Disbursing Agent/Distributions

29.           Upon the occurrence of the Effective Date, Reorganized Dynegy shall be appointed to serve as the Disbursing Agent and shall have all powers, rights, duties and protections afforded the Disbursing Agent under the Plan. Pursuant to the terms and provisions of and except as otherwise provided in the Plan, the Disbursing Agent shall make or cause to be made the required Plan Distributions specified under the Plan on the relevant Plan Distribution Date therefor, except as otherwise provided in Section 9.8 of the Plan.

30.           Except as otherwise provided in the Plan, Plan Distributions shall be made to the holders of Allowed Claims as reflected in the registry of Claims maintained by the Claims Agent on the Effective Date. As of the close of business on the Effective Date, the registry of Claims maintained by the Claims Agent shall close. For all purposes of the Plan, the Plan Debtors, Reorganized Dynegy, the Disbursing Agent, the Indenture Trustees, and all of their respective agents, as applicable, shall have no obligation to recognize any transfer after the Effective Date of a Claim, and shall be entitled to recognize and deal with only the holder of record of such Claim as of the close of business on the Effective Date.

31.           Each Indenture Trustee and its respective agents, successors and assigns or such entity appointed by such Indenture Trustee shall facilitate the making of Plan Distributions to the holders of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, or Allowed Lease Guaranty Claims, as applicable, in accordance with the Plan and the applicable Indenture for which it serves as Indenture Trustee, and upon the completion thereof, shall be discharged of all of its obligations associated with the Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims. For all purposes of the Plan, the Plan Debtors, Reorganized Dynegy, the Disbursing Agent, the Indenture Trustees, and all of their respective agents, as applicable, shall have no obligation to recognize any transfer after the Effective Date of a Claim, and shall be entitled to recognize and deal with only the holder of record of such Claim as of the close of business on the Effective Date.

32.           Notwithstanding anything in the Plan to the contrary, on the Effective Date, the Disbursing Agent shall pay in Cash, without the need for any application to, or approval of, any court, all documented Indenture Trustee Fees owed in accordance with the applicable Indenture as of the Effective Date. To the extent that an Indenture Trustee provides services related to the Plan, Confirmation Order, or the applicable Indenture before, on or after the Effective Date, such Indenture Trustee shall be entitled to receive from the Disbursing Agent, without further court approval, reasonable compensation for such services and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services. The payment of such compensation and expenses will be made on the terms provided in the Plan or as otherwise agreed to between the applicable Indenture Trustee and the Disbursing Agent and the Creditors’ Committee. The Court shall retain jurisdiction over any disputes regarding the reasonableness of the requested Indenture Trustee Fees. If the Disbursing Agent or the Creditors’ Committee disputes any requested Indenture Trustee Fees, the Disbursing Agent shall (i) pay any undisputed portion of the Indenture Trustee Fees and (ii) notify the applicable Indenture Trustee of such dispute within five (5) days after presentation of the invoices by the Indenture Trustee. Upon such notification, the applicable Indenture Trustee may (i) assert its Indenture Trustee Charging Lien to pay the disputed portion of the Indenture Trustee Fees or (ii) submit such dispute for resolution to the Court.

33.           Upon the occurrence of the Effective Date, the Claims of the Indenture Trustees shall be, for all purposes under the Plan, including, without limitation, the right to receive Plan Distributions, substituted for all Claims of individual holders of Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, and Allowed Lease Guaranty Claims, as applicable. On the Plan Distribution Date as set forth in Section 9.8 of the Plan, all Senior Notes Claims, Subordinated Notes Claims, and Lease Guaranty Claims shall be settled and compromised in exchange for the distribution to the applicable Indenture Trustee of the applicable Plan

Distributions to the holders of such Allowed Claims as specified in Section 4.1(c) of the Plan, subject to the rights of the applicable Indenture Trustee to assert its Indenture Trustee Charging Lien against the applicable Plan Distribution; provided, that each Indenture Trustee shall return to the Disbursing Agent any Plan Distributions held on account of any Allowed Senior Notes Claims, Allowed Subordinated Notes Claims, or Allowed Lease Guaranty Claims, as applicable, as to which the requirements of Section 9.10 of the Plan are not satisfied by the second (2nd) anniversary of the Effective Date.

34.           Article XV of the Subordinated Notes Indenture shall not be enforced and Allowed Subordinated Notes Claims shall not be subordinated to Senior Notes Claims, Lease Guaranty Claims, or any other General Unsecured Claim, solely with respect to the right to receive Plan Distributions under Section 4.1(c) of the Plan, and any and all such rights to enforce such subordination for Plan Distributions under Section 4.1(c) of the Plan are settled, compromised, and released pursuant to the Plan. As of the Effective Date, all persons and entities, including, without limitation, the Senior Notes Indenture Trustee and each holder of a Senior Notes Claim, are enjoined from enforcing or attempting to enforce any contractual, legal and/or equitable right of subordination against the Subordinated Notes Indenture Trustee or any holder of a Subordinated Notes Claim, solely with respect to the right to receive Plan Distributions under Section 4.1(c) of the Plan.

35.           Interest accrued after the applicable Petition Date will accrue and be paid on Claims only to the extent specifically provided for in this Plan, the Plan Documents, this Confirmation Order, or as otherwise required by the Court or by applicable law. No award or reimbursement of attorneys’ fees or related expenses or disbursements shall be allowed on, or in connection with, any Claim, except as set forth in the Plan (including under Section 5.4 and Section 9.8(c) of the Plan) or as ordered by the Court.

36.           Notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, from and after the Effective Date, the Disbursing Agent shall have authority to settle or compromise all Claims and Causes of Action (to the extent not previously compromised, settled and released under the Plan) without further review or approval of the Court.

Executory Contracts and Unexpired Leases

37.           Except as otherwise provided for in the Plan, on the Effective Date, all executory contracts and unexpired leases of the Plan Debtors shall be, and hereby are, assumed, assumed and assigned, or rejected in accordance with Article XIII and Section 8.10 of the Plan.

38.           The Plan shall constitute a motion to reject such executory contracts and unexpired leases rejected pursuant to Section 13.1(a) of the Plan, and DH, DI, the Surviving Entity and Reorganized Dynegy shall have no liability thereunder except as is specifically provided in the Plan. Adequate and sufficient notice has been given that (a) any Claims arising under or related to rejected contracts or unexpired leases shall be treated as Unsecured Claims (or Convenience Claims, as applicable) under the Plan, and (b) the Plan Debtors are no longer bound by, or otherwise obligated to perform, any such obligations, transactions, or undertakings relating thereto or arising thereunder. The inclusion of a contract, lease or other agreement in Article XIII and/or Section 8.10 of the Plan or on the Assumption Schedule shall not constitute an admission by the Plan Debtors as to the characterization of whether any such included contract, lease, or other agreement is, or is not, an executory contract or unexpired lease or whether any claimants under any such contract, lease or other agreement are time-barred from asserting Claims against the Plan Debtors. The Plan Debtors reserve all rights with respect to the characterization of any such agreements.

39.           The assumption and assignment of each of the executory contracts and unexpired leases that is designated to be assumed and assigned as set forth in the Assumption Schedule or as otherwise designated as being assumed and assigned in Article XIII and/or Section 8.10 of the Plan and for which no timely objection was filed as required by Section 13.1(c) of the Plan is approved pursuant to sections 365(a), (b) and (f) of the Bankruptcy Code and any objections to such assumption and assignment are hereby deemed waived in all respects. Pursuant to section 365(k) of the Bankruptcy Code, the Plan Debtors shall have no liability for any breach of such assumed and assigned executory contract or lease occurring after such assignment, except as is specifically provided in the Plan.

40.           At the election of the Plan Debtors, any monetary defaults under each executory contract and unexpired lease to be assumed under the Plan shall be satisfied pursuant to section 365(b)(1) of the Bankruptcy Code: (a) by payment of the default amount in Cash on the Effective Date or as soon thereafter as practicable; or (b) on such other terms as agreed to by (i) the Plan Debtors or the Disbursing Agent (as applicable), and the Creditors’ Committee, and (ii) the counter-party to such executory contract or unexpired lease. In the event of a timely dispute regarding: (a) the amount of any cure payments; (b) the ability to provide adequate assurance of future performance under the contract or lease to be assumed or assigned; or (c) any other matter pertaining to assumption or assignment, the cure payments required by section 365(b)(1) of the Bankruptcy Code, if any, shall be made following the entry of a Final Order resolving the dispute and approving assumption or assignment, as applicable.

41.           Any counterparty to an agreement listed on the Assumption Schedule filed by the Plan Debtors who disputes the scheduled cure obligation with respect to the executory contract or unexpired lease to which it is a party or regarding the provision of adequate assurance, or any other matter relating to assumption or assignment, was required to file with the Court, and serve upon the Plan Debtors and the Creditors’ Committee, a written objection setting forth the basis for the dispute, the alleged correct cure obligation, if applicable, and/or any other objection related to the assumption or assignment of the relevant agreement by no later than seven (7) Business Days prior to the Confirmation Hearing. The cure obligation set forth on the Assumption Schedule is binding upon each counterparty that failed to file and serve an objection satisfying the requirements of Section 13.1 of the Plan, and each such counterparty is deemed to have waived any and all objections to the assumption or assumption and assignment of the relevant agreement as proposed by the Plan Debtors.

42.           Claims created by the rejection of executory contracts and unexpired leases or the expiration or termination of any executory contract or unexpired lease prior to the Confirmation Date must be filed with the Court and served on the Plan Debtors or the Disbursing Agent (as applicable), and the Creditors’ Committee, (a) in the case of an executory contract or unexpired lease rejected prior to the Confirmation Date, no later than the later of (i) the applicable bar date set forth in the applicable Bar Date Notice and (ii) the date that is thirty (30) days after the date of notice of such rejection, (except to the extent the order authorizing such rejection specifies a different deadline), or (b) in the case of an executory contract or unexpired lease that (i) was terminated or expired by its terms prior to the Confirmation Date, or (ii) is rejected pursuant to Article XIII of the Plan, no later than thirty (30) days after the Effective Date. Any such Claims for which a Proof of Claim is not filed and served by the deadlines set forth in Section 13.3 of the Plan shall be forever barred from assertion and shall not be enforceable against DH, DI, the Surviving Entity or their Estates, Assets, or non-Debtor Affiliates or any of their assets or property, or Reorganized Dynegy or any of its assets or property. Unless otherwise ordered by the Court, all such Claims that are timely filed as provided herein shall be treated as General Unsecured Claims or Convenience Claims under the Plan, as applicable, subject to objection by the Disbursing Agent.

Releases and Exculpations

43.           The releases set forth in Sections 8.19 and 8.20 of the Plan are incorporated herein by reference and shall be, and hereby are, approved, and shall be effective without further action upon the occurrence of the Effective Date. Any “opt out” of the releases contained in Section 8.20 of the Plan and the corresponding injunction shall not be construed in any way to affect any other release, exculpation or injunction provided in the Plan, including without limitation the releases, exculpations and injunctions provided in Sections 5.5, 8.3, 8.19, 9.8, 9.10, 12.3, 15.4, 15.7, 15.8, 15.21, and 15.25 of the Plan, or otherwise affect the discharge of the Plan Debtors pursuant to sections 524 and 1141(c) of the Bankruptcy Code.

44.           The Disbursing Agent, and its officers, directors, employees, agents and representatives, are exculpated pursuant to the Plan by all Persons, holders of Claims and Equity Interests, and all other parties in interest, from any and all Claims or Causes of Action arising out of the discharge of the powers and duties conferred upon the Disbursing Agent (and each of its respective paying agents), by the Plan, any Final Order of the Court entered pursuant to or in furtherance of the Plan, or applicable law, except solely for actions or omissions arising out of the Disbursing Agent’s intentional fraud, willful misconduct, gross negligence, or criminal conduct. No holder of a Claim or Equity

Interest, or representative thereof, shall have or pursue any Claim or Cause of Action against (a) the Disbursing Agent or its respective officers, directors, employees, agents and representatives for making Plan Distributions in accordance with the Plan, or (b) any holder of a Claim or Equity Interest receiving or retaining Plan Distributions as provided for by the Plan. Nothing contained herein or in Section 12.3 of the Plan shall preclude or impair any holder of an Allowed Claim from bringing an action in the Court to compel the making of Plan Distributions contemplated by the Plan on account of such Allowed Claim.

45.           Pursuant to Section 15.7 of the Plan (as modified by the Modifications), none of DH, DI, the Surviving Entity, their non-Debtor Affiliates, the Consenting Senior Noteholders, Franklin, the Lease Trustee, the Consenting Lease Certificate Holders, the PSEG Entities, the members of the Creditors’ Committee (solely in their capacity as such), the Indenture Trustees, the Examiner, or any of their respective officers, directors, managers, equity holders, employees, agents, representatives, advisors, attorneys or successors and assigns shall have or incur any liability to any Person for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, or the implementation or administration of the Plan or the property to be distributed under the Plan (including, without limitation, the making of distributions by the Indenture Trustees as contemplated by the Plan and this Confirmation Order), except for willful misconduct or gross negligence as finally determined by the Court, and, in all respects shall be entitled to rely upon the advice of counsel and all information provided by other exculpated persons herein without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan.

Retention of Jurisdiction

46.           Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, the Court shall retain and shall have exclusive jurisdiction over any matter: (a) arising under the Bankruptcy Code; (b) arising in or related to the Cases or the Plan; or (c) that relates to the matters set forth in Article XIV of the Plan.

Effect of Confirmation

47.           The rights afforded in the Plan and the treatment of all Claims and Equity Interests herein shall be in exchange for and in complete satisfaction, discharge and release of all Claims and Equity Interests of any nature whatsoever against DH, DI, the Surviving Entity and their Estates, Assets, properties and interests in property. On the Effective Date, all Claims against and Equity Interests in the Surviving Entity shall be satisfied, discharged and released in full. Reorganized Dynegy shall not be responsible for any pre-Effective Date obligations of DH, DI or the Surviving Entity, except those expressly assumed by Reorganized Dynegy, or as otherwise provided in the Plan or this Confirmation Order. All Persons shall be precluded and forever barred from asserting against Reorganized Dynegy, or its successors or assigns, Assets, properties, or interests in property any event, occurrence, condition, thing, or other or further Claims or Causes of Action based upon any act, omission, transaction, or other activity of any kind or nature that occurred or came into existence prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date.

48.           On the Effective Date, without further notice or order, all Claims and Causes of Action against DH, DI, the Surviving Entity and their Estates and all successors thereto of any nature whatsoever shall be automatically discharged forever. On the Effective Date, DH, DI, the Surviving Entity and their Estates, Reorganized Dynegy and all successors thereto shall be deemed fully discharged and released from any and all Claims and Causes of Action, including, but not limited to, demands and liabilities that arose before the Effective Date, and all debts of the kind specified in sections 502(g), 502(h), and 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan. This Confirmation Order shall be a judicial determination of discharge of all liabilities of DH, DI, the Surviving Entity, their Estates, Reorganized Dynegy and all successors thereto. As provided in section 524 of the Bankruptcy Code, such discharge shall void any judgment against DH, DI, the Surviving Entity and their Estates or property, Reorganized Dynegy or any successors thereto at any time obtained to the extent it relates to a discharged Claim, and operates as an injunction against the prosecution of any action against DH, DI, the Surviving Entity and their Estates or property, Reorganized Dynegy or any successors thereto to the extent it relates to a discharged Claim.

49.           Except as otherwise provided in the Plan, including without limitation, Section 8.11, after the Effective Date, neither Reorganized Dynegy nor any of its Affiliates shall have, or be construed to have or maintain, any liability, claim or obligation that is based in whole or in part on any act, omission, transaction, event, or other occurrence or thing occurring or in existence on or prior to the Effective Date of the Plan (including, without limitation, any liability, claim or obligation arising under applicable non-bankruptcy law as a successor to DH, DI or the Surviving Entity) and no such liability, claim or obligation for any acts shall attach to Reorganized Dynegy or any of its Affiliates; provided, that nothing in this Confirmation Order or Section 8.2(b) of the Plan shall be construed to be or shall be a release, waiver, discharge or impairment of any claims or causes of action that any Person who is a party to the GasCo Credit Facility or the CoalCo Credit Facility, or their successors and assigns, may have arising from or in connection with the GasCo Credit Facility or the CoalCo Credit Facility; provided, further, that nothing in this Confirmation Order or Section 8.2(b) of the Plan shall be considered to be or shall be a release, waiver, discharge or impairment of any claims or causes of action against any Debtor, other than DH, DI or the Surviving Entity, arising from or in connection with the Lease Documents.

50.           Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, lien, pledge or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan (including, without limitation, pursuant to the sale of the Facilities or of some or all of the equity interests in the Operating Debtors, pursuant to the Bid Procedures Motion, the Bid Procedures Order, and any subsequent order of the Court approving a sale of the Facilities or of some or all of the equity interests in the Operating Debtors, including any order confirming a plan for some or all of the Operating Debtors), shall not be subject to any stamp, real estate transfer, mortgage recording or other similar tax. All filing or recording officers (or any other Person with authority over any of the foregoing), wherever located and by whomever appointed, shall comply with the requirements of section 1146(a) of the Bankruptcy Code, shall forego the collection of any such tax or governmental assessment, and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. This Court may enter any order necessary or appropriate to implement Section 15.13 of the Plan.

51.           The issuance of the Reorganized Dynegy Common Stock and Warrants under the Plan and the distribution thereof, including, but not limited to, such issuance and distribution pursuant to Sections 5.3, 8.2(a), and 8.13 of the Plan, shall be exempt from registration under applicable securities laws pursuant to section 1145(a) of the Bankruptcy Code. Subject to applicable securities laws and the restrictions in the Plan and Plan Documents, the Reorganized Dynegy Common Stock and Warrants are transferable without registration under the Securities Act unless any recipient of such securities is an “underwriter” with respect to such securities, as that term is defined in section 1145(b)(1) of the Bankruptcy Code.

Injunctions

52.           On the Effective Date and except as otherwise provided in the Plan or in this Confirmation Order, all Persons who have been, are, or may be holders of Claims against or Equity Interests in the Surviving Entity shall be permanently enjoined from taking any of the following actions against or affecting the Surviving Entity, its Estate, its non-Debtor Affiliates, or its Assets, or Reorganized Dynegy, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns or their respective assets and property with respect to such Claims (other than actions brought to enforce any rights or obligations under the Plan):

(a)   commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including, without limitation, all suits, actions, and proceedings that are pending as of the Effective Date, which must be withdrawn or dismissed with prejudice);

(b)   enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(c)   creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance; and

(d)   asserting any setoff, right of subrogation or recoupment of any kind; provided, that any defenses, offsets or counterclaims which DH, DI, the Surviving Entity or Reorganized Dynegy may have or assert in respect of the above referenced Claims are fully preserved in accordance with Section 15.22 of the Plan.

53.           Further, on the Effective Date, pursuant to section 105(a) of the Bankruptcy Code, all Persons shall be permanently and forever stayed, restrained and enjoined from taking any of the following actions against or affecting Reorganized Dynegy and all successors thereto or its Affiliates, or any of their current or former respective members, equity holders, directors, managers, officers, employees, agents, and professionals, successors and assigns, and any Person claimed to be liable derivatively through any of the foregoing, or their respective assets and property for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any Claim or Cause of Action arising from or in connection with the Prepetition Restructurings (including any claims asserted in any of the Prepetition Lawsuits related to the Prepetition Restructurings), including, but not limited to:

(a)   commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind (including a judicial, arbitral, administrative or other proceeding);

(b)   enforcing, levying, attaching, collecting or otherwise recovering by any manner or means, whether directly or indirectly, any judgment, award, decree or order;

(c)   creating, perfecting or otherwise enforcing in any manner, directly or indirectly, any encumbrance;

(d)   asserting any setoff, right of subrogation, reimbursement, contribution or recoupment of any kind; and

(e)   proceeding in any manner in any place whatsoever that does not conform to or comply with the provisions of the Plan.

54.           Nothing contained in the preceding two paragraphs or in Section 15.25 of the Plan shall stay, restrain or enjoin any Person who is a party to the GasCo Credit Facility or the CoalCo Credit Facility, or their successors and assigns, from taking any actions with respect to any Claim or Cause of Action arising from or in connection with the GasCo Credit Facility or the CoalCo Credit Facility.

Provisions Resolving Objections and Issues Raised By Parties In Interest

55.      Lucas Objection. At the commencement of the Confirmation Hearing, counsel for DI and Lucas, the lead plaintiff (the “Lead Plaintiff”) in the Securities Litigation pending in the United States District Court for the Southern District of New York (the “District Court”) announced that the Lead Plaintiff had agreed to withdraw the Lucas Objection (on behalf of himself and all members of the putative class in the Securities Litigation whose interests he may represent (the “Putative Class”)) subject to the following terms, which are hereby adopted and approved by the Court and incorporated into this Confirmation Order:

(A) The Lead Plaintiff, DI and the non-Debtor defendants in the Securities Litigation shall engage in good faith negotiations, on an expedited basis, to settle the Securities Litigation; and any settlement shall be subject to approval by the District Court under Rule 23 of the Federal Rules of Civil Procedure;

(B) Notwithstanding anything else to the contrary in the Plan, the Confirmation Order, or any findings or conclusions of the Court in connection therewith, the confirmation and consummation of the Plan shall be without prejudice to the Lead Plaintiff’s or DI’s right to litigate in this Court (which shall have sole and exclusive jurisdiction to decide) all issues raised in the Lucas Objection regarding the releases contained in Section 8.20 of the Plan (and all related provisions of the Plan that implement such releases, including injunction provisions) (the “Non-Debtor Releases”) solely as they relate to the Lead Plaintiff and the Putative Class and the Securities Litigation, including, whether or not, as of the date of the Confirmation Hearing, the Non-Debtor Releases apply with respect to the Securities Litigation to the members of the

Putative Class who did not individually exercise their right to opt out of such Non-Debtor Releases but are alleged by the Lead Plaintiff to have opted out by virtue of the Lead Plaintiff’s opt out notice (the “Non-Optouts”). No provision of the Plan, the Confirmation Order or any findings and conclusions of the Court with respect to or directly related to the Non-Debtor Releases shall be binding on Lead Plaintiff and the Putative Class in connection with the litigation described in this paragraph 55. In the event that the negotiations described in (A) above are unsuccessful and either DI or the Lead Plaintiff provide written notice to the other that an impasse has occurred, DI or the Lead Plaintiff may have the issues described herein set for hearing before this Court on an expedited basis, upon no less than five (5) Business Days’ notice to the other party; provided, however, that at the status conference currently scheduled before the Court on September 20, 2012 at 10:00 a.m., either party may request that the Court set the issues described herein for hearing on September 28, 2012 (subject to the Court’s availability), and the other party shall not object to the setting of such hearing. The Lead Plaintiff agrees not to prosecute the Securities Litigation pending agreement of DI and the Lead Plaintiff otherwise or a determination by this Court pursuant to (C) or (D) below;

(C) To the extent it is determined by an order of this Court that the Non-Debtor Releases do not apply to the Non-Optouts as of the date of the Confirmation Hearing (and only to the extent it is so determined), and such determination has not been reversed or stayed pending appeal, such Non-Debtor Releases shall not impair or prohibit the prosecution of the Claims and Causes of Action asserted in the Securities Litigation against the non-Debtor parties to such litigation;

(D) To the extent it is determined by an order of this Court that the Non-Debtor Releases apply to the Non-Optouts as of the date of the Confirmation Hearing (and only to the extent it is so determined), and such determination has not been reversed or stayed pending appeal, the prosecution of the Claims and Causes of Action asserted in the Securities Litigation against the non-Debtor parties to such litigation may proceed only with respect to members of the Putative Class who individually opted out of the Non-Debtor Releases;

(E) Except as set forth in this paragraph 55, the Plan and Confirmation Order shall be binding on the Lead Plaintiff and the Putative Class and a determination by the Court pursuant to (C) or (D) above shall not otherwise affect the rights of any other party in interest or holder of a Claim against or Equity Interest in the Plan Debtors; and

(F) This settlement shall not be evidence of, or be used by any party, as support for, or opposition to, any issue in connection with any subsequent proceedings to determine the applicability of the Non-Debtor Releases to the Non-Optouts.

56.           Certain Plan Debtor Insurers. ACE American Insurance Company, ACE Property and Casualty Insurance Company, ACE Insurance Company of Texas, Indemnity Insurance Company of North America and Westchester Fire Insurance Company and each of their respective U.S. and/or foreign affiliates (collectively, the “ACE Companies”), the Zurich American Insurance Company and its affiliates (collectively, “Zurich”), and the Travelers Indemnity Company and certain of its insurance company and non-insurance company affiliates (collectively, “Travelers”) each issued or entered into certain insurance policies, payment agreements and servicing agreements (as applicable) for various policy periods (together with all agreements documents or instruments related thereto, the “Insurance Policies and Agreements”) that may (as applicable), among other things, provide prepetition and/or post-petition insurance coverage, premium payment, claim reimbursement and claim servicing for the Plan Debtors.

57.           All Insurance Policies and Agreements shall be treated as executory contracts under the Plan and shall be assumed by Reorganized Dynegy on the Effective Date, regardless of whether such Insurance Policies and Agreements are listed on the Assumption Schedule, pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code. All obligations and liabilities of the Plan Debtors and the Surviving Entity under the Insurance Policies and Agreements, whether now existing or hereafter arising, shall be fully performed and paid by Reorganized Dynegy in the ordinary course of business, without any requirement for the ACE Companies, Zurich, or Travelers (as applicable) to file or serve a proof(s) of claim, cure amount claim or objection, or a motion or application for payment of such claim(s). To the extent that any other Debtor or Affiliate—including, without limitation, Dynegy Danskammer, LLC, Dynegy Roseton, LLC, Dynegy Northeast Generation, Inc., Hudson Power, LLC, and any non-Debtor Affiliate—has any obligation or liability under any of the Insurance Policies and Agreements with Travelers (the “Travelers Policies and Agreements”), such obligation or liability shall survive and remain binding on that Debtor or Affiliate notwithstanding anything in the Disclosure Statement, Plan or this Confirmation Order.

58.           Moreover, nothing in the Disclosure Statement, Plan or Confirmation Order shall in any way: (a) alter, modify or amend the terms and conditions of the Insurance Policies and Agreements or the coverage provided thereunder or the rights and obligations of the parties thereunder and under applicable non-bankruptcy law; (b) discharge, release or relieve the Plan Debtors or the Surviving Entity (or on or after the Effective Date, Reorganized Dynegy) or any other entity from any debt or other liability under the Insurance Policies and Agreements or (c) limit, diminish, or otherwise alter or impair the Plan Debtors’, the Surviving Entity’s, Reorganized Dynegy’s and/or the ACE Companies’, Zurich’s, or Travelers’ (as applicable)

defenses, claims, Causes of Action, or other rights under applicable non-bankruptcy law with respect to the Insurance Policies and Agreements.

59.           On the Effective Date, any and all proofs of claim filed by any of the ACE Companies or Zurich against any of the Plan Debtors and Proof of Claim number 21 filed by Travelers against DI in the DI Case (the “Travelers Claim”) shall be deemed withdrawn with prejudice without any further action required by the ACE Companies, Zurich, or Travelers (as applicable) or the Plan Debtors. A withdrawal of the Travelers Claim shall not limit or otherwise affect any other Proof of Claim filed by Travelers against any Debtor that relates to claims that do not arise out of or relate to the Travelers Policies and Agreements.

60.           United States of America. As to the United States of America, its agencies, departments, or agents (collectively, the “United States”), nothing in the Plan or Confirmation Order shall limit or expand the scope of discharge, release or injunction to which the Plan Debtors or Reorganized Dynegy are entitled to under the Bankruptcy Code, if any. The discharge, release and injunction provisions contained in the Plan and Confirmation Order are not intended and shall not be construed to bar the United States from, subsequent to the confirmation date, pursuing any police or regulatory action.

61.           Accordingly, notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall discharge, release, impair or otherwise preclude: (1) any liability to the United States that is not a “claim” or “debt” within the meaning of section 101 of the Bankruptcy Code; (2) any Claim of the United States arising on or after the Confirmation Date; (3) any valid right of setoff or recoupment of the United States against any of the Debtors; or (4) any liability of the Plan Debtors or Reorganized Dynegy under environmental law to any governmental unit (as defined by section 101(27) of the

Bankruptcy Code) as the owner or operator of property that such entity owns or operates after the confirmation date. Nor shall anything in this Confirmation Order or the Plan: (i) enjoin or otherwise bar the United States or any governmental unit from asserting or enforcing, outside the Court, any liability described in the preceding sentence; or (ii) divest any court, commission, or tribunal of jurisdiction to determine whether any liabilities asserted by the United States or any governmental unit are discharged or otherwise barred by this Confirmation Order, the Plan, or the Bankruptcy Code.

62.           Moreover, nothing in the Confirmation Order or the Plan shall release or exculpate any non-debtor, including any Released Parties, from any liability to the United States, including but not limited to any liabilities arising under the Internal Revenue Code, the environmental laws, or the criminal laws against the Released Parties, nor shall anything in this Confirmation Order or the Plan enjoin the United States from bringing any claim, suit, action or other proceeding against the Released Parties for any liability whatsoever; provided, however, that the foregoing sentence shall not limit the scope of discharge granted to the Plan Debtors under sections 524 and 1141 of the Bankruptcy Code.

63.           Nothing contained in the Plan or Confirmation Order shall be deemed to determine the tax liability of any person or entity, including but not limited to the Plan Debtors and Reorganized Dynegy, nor shall the Plan or Confirmation Order be deemed to have determined the federal tax treatment of any item, distribution, or entity, including the federal tax consequences of this Plan, nor shall anything in this Plan or Confirmation Order be deemed to have conferred jurisdiction upon the Court to make determinations as to federal tax liability and federal tax treatment except as provided under 11 U.S.C. § 505.

64.           Pension Plans. DI, or one of its Affiliates, is the contributing sponsor of the Dynegy Inc. Retirement Plan (the “DI Pension Plan”), the Dynegy Northeast Generation, Inc. Retirement Income Plan (the “DNE Pension Plan”), and the Sithe Stable Pension Account Plan (the “Sithe Pension Plan,” and, together with the DI Pension Plan and the DNE Pension Plan, the “Pension Plans”). Upon the occurrence of the Effective Date, Reorganized Dynegy will be deemed to have assumed sponsorship of the DI Pension Plan and the DNE Pension Plan, and shall, as soon as practicable after the Effective Date, take all requisite formal steps in connection therewith. Nothing in the Plan will be construed as discharging, releasing, or relieving DH, DI, the Surviving Entity, or their successors, including Reorganized Dynegy, or any other party, in any capacity, from any requirement under ERISA, or any liability to the Pension Benefit Guaranty Corporation (“PBGC”) or the Pension Plans imposed under any law or regulatory provision. PBGC and the Pension Plans will not be enjoined or precluded from enforcing any such liability as a result of any provision of the Plan or the Confirmation Order. Upon the occurrence of the Effective Date, and provided that each of the DI Pension Plan and the DNE Pension Plan is assumed as described above, and provided further that the Sithe Pension Plan continues to be sponsored by Sithe Energies, Inc., PBGC’s proof of claims filed against each of the Debtors will be deemed withdrawn with prejudice.

65.           Messrs. Stephenson and Lednicky. In accordance with Section 8.10 of the Plan, the 2010 Performance Award Grants issued pursuant to the Dynegy Inc. 2002 Long Term Incentive Plan (the “2002 Plan”) will be treated as executory contracts and shall be assumed by Reorganized Dynegy on the Effective Date pursuant to sections 365(a) and 1123(b)(2) of the Bankruptcy Code. Nothing in the Disclosure Statement, Plan or Confirmation Order shall in any way limit, diminish, or otherwise alter or impair the rights of Kent R. Stephenson and Lynn A.

Lednicky to assert that amounts are due to them under the 2010 Performance Award Grant issued pursuant to the 2002 Plan or that their interests in Performance Units (as defined in the 2010 Performance Award Agreement issued pursuant to the 2002 Plan) have vested. In addition, Reorganized Dynegy, the Plan Debtors and their subsidiaries shall not be entitled to assert that (i) any provision of the Bankruptcy Code, the Plan or any order entered to date in these Cases operates as a legal defense against any such claim by Mr. Stephenson or Mr. Lednicky, or (ii) the discharge injunction or any provision of the Plan bars any such claim of Mr. Stephenson or Mr. Lednicky. On the Effective Date, any and all proofs of claim filed by Mr. Stephenson or Mr. Lednicky against any of the Plan Debtors shall be deemed withdrawn with prejudice without any further action required by Mr. Stephenson, Mr. Lednicky or the Plan Debtors.

66.           Nothing in the Disclosure Statement, Plan or Confirmation Order shall limit, affect, diminish, modify or otherwise alter or impair the obligations of Dynegy Operating Company under the Dynegy Inc. Executive Severance Plan (which plan and obligations were assumed by Dynegy Operating Company), including benefits, if any, arising as a result of an Involuntary Termination (as such term is defined in such plan).

67.           Cherokee Action. Notwithstanding anything contained in the Plan or Confirmation Order to the contrary, nothing in the Plan or Confirmation Order shall (i) affect or impair in any way any settlement of the action commenced by Cherokee County Cogeneration Partners, L.P. (n/k/a Cherokee County Cogeneration Partners, L.L.C.) pending in the Judicial District Court of Harris County, Texas, CA No. 2006-07706-A (the “Cherokee Action”) or discharge, release, waive, impair or otherwise preclude any rights and obligations arising pursuant to the settlement agreement executed in connection with any such settlement, or (ii) to the extent a settlement of the Cherokee Action is not funded by the relevant DI affiliate or affiliates prior to the Effective Date of the Plan, (a) release, waive, impair or otherwise preclude Chevron’s timely-filed proof of claim against DH, which claim shall remain subject to the pending claim objection filed by DH, or (b) discharge, release, waive, impair or otherwise preclude any Claims, Causes of Action, or defenses that Chevron, Cherokee County Cogeneration Partners, L.L.C., any of the Plan Debtors’ or Reorganized Dynegy’s non-Debtor affiliates, or any of their respective successors and assigns, may have against one another in connection with the Cherokee Action, including, but not limited to, any claims for indemnification.

Miscellaneous Provisions

68.           The stay in effect in the Cases pursuant to section 362(a) of the Bankruptcy Code shall continue to be in effect until the Effective Date, and at that time shall be dissolved and of no further force or effect, subject to the injunctions set forth in this Confirmation Order, Section 15.25 of the Plan and/or sections 524 and 1141 of the Bankruptcy Code; provided, however, that nothing herein shall bar the filing of financing documents (including Uniform Commercial Code financing statements, security agreements, leases, mortgages, trust agreements and bills of sale) or the taking of such other actions as are necessary to effectuate the transactions contemplated by the Plan or by this Confirmation Order prior to the Effective Date.

69.           During the period from the Confirmation Date through and until the Effective Date, each of the Plan Debtors or the Surviving Entities, as applicable, shall continue to operate their businesses as a debtor in possession, subject to the oversight of the Court as provided in the Bankruptcy Code, the Bankruptcy Rules and all orders of the Court that are then in full force and effect.

70.           Upon the Effective Date, except with respect to (1) applications for Fee Claims or reimbursement of expenses incurred as a member of the Creditors’ Committee, (2) Settling Creditor Professional Fee Claims and Indenture Trustee Fees, (3) appealing and taking any action concerning an appeal of the Plan or the Settlement Order in any court, (4) continuing any pending litigation or contested matter, if any, to which the Creditors’ Committee is a party, and (5) any litigation before the Court (or any other court) with respect to the issues set forth in paragraph 55 of this Confirmation Order, the Creditors’ Committee shall automatically dissolve for the purposes of the Plan Debtors’ Cases only, whereupon (a) the members, professionals and agents of the Creditors’ Committee shall be released from any further duties and responsibilities, to the extent of any, in the Plan Debtors’ Cases and under the Bankruptcy Code and (b) any and all consent, approval, participation, or other rights provided to the Creditors’ Committee pursuant to the Plan shall terminate, and be of no further force or effect.

71.           In accordance with Section 15.15 of the Plan, no later than ten (10) days following the occurrence of the Effective Date, the Plan Debtors shall serve on all known parties in interest and all holders of Claims against and Equity Interests in the Surviving Entity and shall publish in The New York Times (National Edition) and The Wall Street Journal (National Edition), notice of the entry of the Confirmation Order and all relevant deadlines and dates under the Plan, including, but not limited to, the deadline for filing notice of Administrative Claims, and the deadline for filing rejection damage Claims.

72.           To the extent that any provisions of this Confirmation Order may be inconsistent with the terms of the Plan or any Plan Documents, the terms of this Confirmation Order shall be binding and conclusive. The failure to specifically include any particular provision of the Plan or any related agreement (including, without limitation, the Settlement Agreement) in this

Confirmation Order shall not diminish the effectiveness of such provision and such provision shall have the same validity, binding effect and enforceability as every other provision of the Plan, it being the intent of the Court that the Plan is confirmed in its entirety and the Plan and Plan Documents are incorporated herein by reference. To the extent that any provision of any Plan Document may be in conflict with or inconsistent with any provision of the Plan, the terms of the Plan shall govern and be binding and conclusive.

73.           Notwithstanding Bankruptcy Rules 3020(e), 6004(h), 6006(d), and 7062, to the extent applicable, the Court finds that there is no reason for delay in the implementation of this Confirmation Order and, thus, this Confirmation Order shall be effective and enforceable immediately upon entry, and any applicable stay of the effectiveness of confirmation set forth in the foregoing Bankruptcy Rules is hereby waived.

Dated:	September 10, 2012
Poughkeepsie, New York
/s/ Cecelia G. Morris
THE HONORABLE CECELIA G. MORRIS,
CHIEF UNITED STATES BANKRUPTCY JUDGE

EXHIBIT “A”

Modifications to the Plan

The following are nonmaterial Modifications to the Plan, and the Sections of or Defined Terms contained in the Plan referenced in this Exhibit “A” to the Confirmation Order are hereby replaced and superseded in their entirety by the Sections and Defined Terms stated herein.

A.                                    Nonmaterial Modification to Section 15.7 of the Plan.

15.7.                     Exculpation

None of DH, Dynegy, the Surviving Entity, their non-Debtor Affiliates, the Consenting Senior Noteholders, Franklin, the Lease Trustee, the Consenting Lease Certificate Holders, the PSEG Entities, the members of the Creditors’ Committee (solely in their capacity as such), the Indenture Trustees, the Examiner, or any of their respective officers, directors, managers, equity holders, employees, agents, representatives, advisors, attorneys or successors and assigns shall have or incur any liability to any Person for any act or omission in connection with, or arising out of, the pursuit of confirmation of the Plan, the consummation of the Plan, or the implementation or administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence as finally determined by the Bankruptcy Court, and, in all respects shall be entitled to rely upon the advice of counsel and all information provided by other exculpated persons herein without any duty to investigate the veracity or accuracy of such information with respect to their duties and responsibilities under the Plan. Nothing in the Plan shall limit the liability of the professionals of DH, Dynegy and the Surviving Entity to their clients pursuant to N.Y. Comp. Codes R. & Regs. tit. 22 § 1200.8 Rule 1.8(h)(1) (2009).

B.                                    Nonmaterial Modification to Exhibit “A” to the Plan, Glossary of Defined Terms.

75.1.        “Examiner” means the examiner appointed in the DH Cases pursuant to the Order Granting the Motion of U.S. Bank National Association, as Indenture Trustee, for Appointment of an Examiner [DH Cases Docket No. 276].

164.         “Warrants” means the warrants to be issued pursuant to the Warrant Agreement entitling holders thereof to purchase, for an exercise price determined based on a net equity value of Reorganized Dynegy of $4 billion, and containing customary anti-dilution adjustments, at any time prior to the fifth (5th) anniversary of the Effective Date, a number of shares of Reorganized Dynegy Common Stock equal to the difference resulting from the following formula: (x) the quotient of (A) the sum of the Class 3 Stock Pool and the Settlement Stock Pool, divided by (B) 0.865 minus (y) the sum of the Class 3 Stock Pool and the Settlement Stock Pool.

A-1

EXHIBIT “B”

List of Parties Electing to Opt Out of the Releases in Section 8.20 of the Plan

DYNEGY INC.

Claimant/Shareholder Name

ARATA, TIMOTHY G.

BECK, SALLY HIGBY

CHEVRON USA, INC.

CHIU CHENG

CUSHMAN & WAKEFIELD OF TEXAS, INC.

GLENN, JIMMY

GLENN, JIMMY

HUA, CHUEN-HSIUNG & ELAINE I

LEAVITT, PETER

PACE, ROGER A. & ROSALIE C.

DERMOTT, NEAL J MC & CATHERINE M MC

SOUTHERN CALIFORNIA EDISON COMPANY

SAN DIEGO GAS & ELECTRIC COMPANY

PACIFIC GAS AND ELECTRIC

CALIFORNIA DEPARTMENT OF WATER RESOURCE

CALIFORNIA INDEPENDENT SYSTEM OPERATOR CORP

PACIFIC GAS AND ELECTRIC

AHAB DISTRESSED, L.P.

AHAB OPPORTUNITIES, L.P.

AHAB OPPORTUNITIES, LTD.

CHARLES SILSBY

STEPHEN LUCAS(7)

CALIFORNIA PUBLIC UTILITIES COMMISSION

DYNEGY HOLDINGS, LLC

Claimant Name

CHEVRON USA INC.

1000 LOUISIANA, LP

BANK OF NEW YORK MELLON, (THE) AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

BANK OF NEW YORK MELLON, (THE) AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

BANK OF NEW YORK MELLON, (THE) AS NOMINEE FOR FIVE BENEFICIAL HOLDERS OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

(7)           Mr. Lucas’s opt out election was purportedly made on behalf of all members of a putative securities litigation class.

BANK OF NEW YORK MELLON, (THE) AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

BNY MELLON/MELLON TRUST OF NEW ENGLAND, N.A. AS NOMINEE FOR FOUR BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

BNY MELLON/MELLON TRUST OF NEW ENGLAND, N.A. AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

BNY MELLON/MELLON TRUST OF NEW ENGLAND, N.A. AS NOMINEE FOR FOUR BENEFICIAL HOLDERS OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

BNY MELLON/MELLON TRUST OF NEW ENGLAND, N.A. AS NOMNEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR SEVEN BENEFICIAL HOLDERS OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP (7 1/8% UNSECURED NOTES)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 62912PAC5 (8.316% COMPANY GUARANTY)

BROWN BROTHERS HARRIMAN & CO. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

CHARLES SCHWAB & CO., INC. AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

CITIBANK/THE CITIGROUP PRIVATE BANK/TRUST AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

CITIBANK/THE CITIGROUP PRIVATE BANK/TRUST AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP (7 1/8% UNSECURED NOTES)

CITIGROUP GLOBAL MARKETS INC. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

CITIGROUP GLOBAL MARKETS INC. /SALOMON BROTHERS AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

COMERICA BANK AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 62912PAC5 (8.316% COMPANY GUARANTY)

DEUTSCHE BANK SECURITIES INC. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

E*TRADE CLEARING LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

E*TRADE CLEARING LLC AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

FIRST CLEARING, LLC AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

GOLDMAN SACHS BANK USA AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

GOLDMAN SACHS BANK USA AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

GOLDMAN SACHS EXECUTION & CLEARING, L.P. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

GOLDMAN SACHS INTERNATIONAL AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

GOLDMAN, SACHS & CO. AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

GOLDMAN, SACHS & CO. AS NOMINEE FOR FIVE BENEFICIAL HOLDERS OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

GOLDMAN, SACHS & CO. AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

GOLDMAN, SACHS & CO. AS NOMINEE FOR ONE BENEFICIAL HOLDERS OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

J.P. MORGAN CLEARING CORP AS NOMINEE FOR FOUR BENEFICIAL HOLDERS OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

J.P. MORGAN CLEARING CORP AS NOMINEE FOR ONE BENEFICAL HOLDER OF CUSIP 26816LAG7 (8 3/4 % UNSECURED NOTES)

J.P. MORGAN CLEARING CORP AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

JPMORGAN CHASE BANK, N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

JPMORGAN CHASE BANK, N.A. AS NOMINEE FOR FIVE BENEFICIAL HOLDERS OF CUSIP (7 1/8% UNSECURED NOTES)

JPMORGAN CHASE BANK, N.A. AS NOMINEE FOR FIVE BENEFICIAL HOLDERS OF CUSIP 629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

JPMORGAN CHASE BANK, N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

JPMORGAN CHASE BANK, N.A. AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 62912PAC5 (8.316% COMPANY GUARANTY)

JPMORGAN CHASE BANK, N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

MANUFACTURERS & TRADERS TRUST COMPANY AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

MANUFACTURERS & TRADERS TRUST COMPANY AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP (7 1/8% UNSECURED NOTES)

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAG7 (8 3/4 % UNSECURED NOTES)

MORGAN STANLEY & CO. LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LBB7 (7 1/2% UNSECURED NOTES)

MORGAN STANLEY & CO. LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP (7 1/8% UNSECURED NOTES)

MORGAN STANLEY & CO. LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAG7 (8 3/4 % UNSECURED NOTES)

MORGAN STANLEY SMITH BARNEY LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

NATIONAL FINANCIAL SERVICES LLC AS NOMINEE FOR SIX BENEFICIAL HOLDERS OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

NATIONAL FINANCIAL SERVICES LLC AS NOMINEE FOR TWELVE BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

NATIONAL FINANCIAL SERVICES LLC AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

NATIONAL FINANCIAL SERVICES LLC AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAG7 (8 3/4 % UNSECURED NOTES)

NATIONAL FINANCIAL SERVICES LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

NATIONAL FINANCIAL SERVICES LLC AS NOMINEE FOR THREE BENEFICIAL HOLDER OF CUSIP (7 1/8% UNSECURED NOTES)

NORTHERN TRUST COMPANY, THE AS NOMINEE FOR TWO BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

NORTHERN TRUST COMPANY, THE AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

NORTHERN TRUST COMPANY, THE AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP (7 1/8% UNSECURED NOTES)

PERSHING LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 62912PAC5 (8.316% COMPANY GUARANTY)

PERSHING LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAG7 (8 3/4 % UNSECURED NOTES)

PERSHING LLC AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8%UNSECURED NOTES)

SCOTTRADE, INC. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

SCOTTRADE, INC. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

STATE STREET BANK AND TRUST COMPANY AS NOMINEE FOR TWENTY-EIGHT BENEFICIAL HOLDERS OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

STATE STREET BANK AND TRUST COMPANY AS NOMINEE FOR TWENTY-TWO BENEFICIAL HOLDERS OF CUSIP 26816LAW2 (7 3/4% UNSECURED NOTES)

STATE STREET BANK AND TRUST COMPANY AS NOMINEE FOR FIVE BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

STATE STREET BANK AND TRUST COMPANY AS NOMINEE FOR FOUR BENEFICIAL HOLDERS OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

STATE STREET BANK AND TRUST COMPANY AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP (7 1/8% UNSECURED NOTES)

TD AMERITRADE CLEARING, INC. AS NOMINEE FOR THREE BENEFICIAL HOLDERS OF CUSIP 26816LAT9 (8 3/8% UNSECURED NOTES)

TD AMERITRADE CLEARING, INC. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 26816LAX0 (7 1/2% UNSECURED NOTES)

U.S. BANK N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP629121AC8 (7 5/8% COMPANY GUARANTY NOTES)

U.S. BANK N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP (7 1/8% UNSECURED NOTES)

U.S. BANK N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 62912PAC5 (8.316% COMPANY GUARANTY)

UBS FINANCIAL SERVICES INC. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 777774AF7 (7.67% PASS THROUGH CERTIFICATES)

UNION BANK, N.A. AS NOMINEE FOR ONE BENEFICIAL HOLDER OF CUSIP 62912PAC5 (8.316% COMPANY GUARANTY)